                                                                     EXHIBIT 4.1


                                                                  EXECUTION COPY





                                  GENESCO INC.


               4.125% Convertible Subordinated Debentures Due 2023


           ----------------------------------------------------------


                                    INDENTURE


                            Dated as of June 24, 2003


           ----------------------------------------------------------


                              THE BANK OF NEW YORK


                                     TRUSTEE


           ----------------------------------------------------------

                                TABLE OF CONTENTS

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                                                                              Page
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
                                    ARTICLE 1
                   DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.  Definitions.......................................................1
Section 1.02.  Other Definitions.................................................8
Section 1.03.  Incorporation By Reference Of Trust Indenture Act.................9
Section 1.04.  Rules Of Construction............................................10
Section 1.05.  Acts of Holders..................................................10

                                    ARTICLE 2
                                 THE SECURITIES

Section 2.01.  Form And Dating..................................................11
Section 2.02.  Execution And Authentication.....................................12
Section 2.03.  Registrar, Paying Agent, Conversion Agent And Calculation Agent..13
Section 2.04.  Paying Agent To Hold Money And Securities In Trust...............14
Section 2.05.  Securityholder Lists.............................................14
Section 2.06.  Transfer And Exchange............................................14
Section 2.07.  Replacement Securities...........................................16
Section 2.08.  Outstanding Securities; Determinations Of Holders' Action........16
Section 2.09.  Temporary Securities.............................................17
Section 2.10.  Cancellation.....................................................18
Section 2.11.  Persons Deemed Owners............................................18
Section 2.12.  Global Securities................................................18
Section 2.13.  CUSIP Numbers....................................................23
Section 2.14.  Contingent Debt Tax Treatment....................................24
Section 2.15.  Calculation Of Tax Original Issue Discount.......................24

                                    ARTICLE 3
                            REDEMPTION AND PURCHASES

Section 3.01.  Company's Right To Redeem; Notices To Trustee....................24
Section 3.02.  Selection Of Securities To Be Redeemed...........................25
Section 3.03.  Notice Of Redemption.............................................25
Section 3.04.  Effect Of Notice Of Redemption...................................26
Section 3.05.  Deposit Of Redemption Price......................................26
Section 3.06.  Securities Redeemed In Part......................................27
Section 3.07.  Purchase Of Securities By The Company At Option Of The Holder....27
Section 3.08.  Purchase Of Securities At Option Of The Holder Upon Change
               Of Control.......................................................29
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                                       i

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
Section 3.09.  Company's Right To Elect Manner Of Payment Of Change Of Control
               Purchase Price For Payment.......................................34
Section 3.10.  Covenants of the Company.........................................37
Section 3.11.  Taxes............................................................37
Section 3.12.  Effect Of Purchase Notice Or Change Of Control Purchase Notice...37
Section 3.13.  Deposit Of Purchase Price Or Change Of Control Purchase Price....38
Section 3.14.  Securities Purchased In Part.....................................39
Section 3.15.  Covenant To Comply With Securities Laws Upon Purchase
               Of Securities....................................................39
Section 3.16.  Repayment To The Company.........................................39

                                    ARTICLE 4
                                    COVENANTS

Section 4.01.  Payment of Securities............................................40
Section 4.02.  SEC And Other Reports............................................40
Section 4.03.  Compliance Certificate...........................................41
Section 4.04.  Further Instruments And Acts.....................................41
Section 4.05.  Maintenance Of Office Or Agency..................................41
Section 4.06.  Delivery Of Certain Information..................................41
Section 4.07.  Liquidated Damages Notice........................................42

                                    ARTICLE 5
                                SUCCESSOR PERSON

Section 5.01.  When Company May Merge Or Transfer Assets........................42

                                    ARTICLE 6
                              DEFAULTS AND REMEDIES

Section 6.01.  Events Of Default................................................43
Section 6.02.  Acceleration.....................................................46
Section 6.03.  Other Remedies...................................................46
Section 6.04.  Waiver Of Past Defaults..........................................47
Section 6.05.  Control By Majority..............................................47
Section 6.06.  Limitation On Suits..............................................47
Section 6.07.  Rights Of Holders To Receive Payment.............................48
Section 6.08.  Collection Suit By Trustee.......................................48
Section 6.09.  Trustee May File Proofs Of Claim.................................48
Section 6.10.  Priorities.......................................................49
Section 6.11.  Undertaking For Costs............................................49
Section 6.12.  Waiver Of Stay, Extension Or Usury Laws..........................50

                                    ARTICLE 7
                                     TRUSTEE

Section 7.01.  Duties Of Trustee................................................50
Section 7.02.  Rights Of Trustee................................................51
Section 7.03.  Individual Rights Of Trustee.....................................53
Section 7.04.  Trustee's Disclaimer.............................................53
Section 7.05.  Notice Of Defaults...............................................53
Section 7.06.  Reports By Trustee To Holders....................................54
Section 7.07.  Compensation And Indemnity.......................................54
Section 7.08.  Replacement Of Trustee...........................................55
Section 7.09.  Successor Trustee By Merger......................................56
Section 7.10.  Eligibility; Disqualification....................................56
Section 7.11.  Preferential Collection Of Claims Against Company................56

                                    ARTICLE 8
                             DISCHARGE OF INDENTURE

Section 8.01.  Discharge Of Liability On Securities.............................56
Section 8.02.  Repayment To The Company.........................................56

                                    ARTICLE 9
                                   AMENDMENTS

Section 9.01.  Without Consent Of Holders.......................................57
Section 9.02.  With Consent Of Holders..........................................58
Section 9.03.  Compliance With Trust Indenture Act..............................59
Section 9.04.  Revocation And Effect Of Consents, Waivers And Actions...........59
Section 9.05.  Notation On Or Exchange Of Securities............................59
Section 9.06.  Trustee To Sign Supplemental Indentures..........................60
Section 9.07.  Effect Of Supplemental Indentures................................60

                                   ARTICLE 10
                                   CONVERSIONS

Section 10.01.  Conversion Privilege............................................60
Section 10.02.  Conversion Procedure; Conversion Price; Fractional Shares.......62
Section 10.03.  Payment Of Cash In Lieu Of Common Stock.........................65
Section 10.04.  Adjustment of Conversion Rate...................................66
Section 10.05.  Effect of Reclassification, Consolidation, Merger or Sale.......76
Section 10.06.  Taxes on Shares Issued..........................................77
Section 10.07.  Reservation of Shares, Shares to Be Fully Paid; Compliance with
                Governmental Requirements; Listing of Common Stock..............77
Section 10.08.  Responsibility of Trustee.......................................78
Section 10.09.  Notice To Holders Prior To Certain Actions......................79

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
Section 10.10.  Rights Issued in Respect of Common Stock Issued upon Conversion.80
Section 10.11.  Unconditional Right Of Holders To Convert.......................80

                                   ARTICLE 11
                               CONTINGENT INTEREST

Section 11.01.  Contingent Interest.............................................81
Section 11.02.  Payment Of Contingent Interest..................................81
Section 11.03.  Contingent Interest Notification................................81

                                   ARTICLE 12
                                  SUBORDINATION

Section 12.01.  Agreement Of Subordination......................................82
Section 12.02.  Payments To Holders.............................................82
Section 12.03.  Subrogation Of Securities.......................................85
Section 12.04.  Authorization To Effect Subordination...........................86
Section 12.05.  Notice To Trustee...............................................86
Section 12.06.  Trustee's Relation To Senior Indebtedness.......................87
Section 12.07.  No Impairment Of Subordination..................................88
Section 12.08.  Certain Conversions Not Deemed Payment..........................88
Section 12.09.  Article Applicable To Paying Agents.............................88
Section 12.10.  Senior Indebtedness Entitled To Rely............................89

                                   ARTICLE 13
                                  MISCELLANEOUS

Section 13.01.  Trust Indenture Act Controls....................................89
Section 13.02.  Notices.........................................................89
Section 13.03.  Communication By Holders With Other Holders.....................90
Section 13.04.  Certificate And Opinion As To Conditions Precedent..............90
Section 13.05.  Statements Required In Certificate Or Opinion...................90
Section 13.06.  Separability Clause.............................................91
Section 13.07.  Rules By Trustee, Paying Agent, Conversion Agent and Registrar..91
Section 13.08.  Legal Holidays..................................................91
Section 13.09.  GOVERNING LAW...................................................91
Section 13.10.  No Recourse Against Others......................................91
Section 13.11.  Successors......................................................91
Section 13.12.  Multiple Originals..............................................91

EXHIBIT A            Form of Global Security
EXHIBIT B            Form of Certificated Security
EXHIBIT C            Transfer Certificate

         INDENTURE dated as of June 24, 2003 between GENESCO INC., a Tennessee corporation ("COMPANY"), and THE BANK OF NEW YORK, a New York banking corporation ("TRUSTEE").

         Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company's 4.125% Convertible Subordinated Debentures Due 2023:

                                   ARTICLE 1
                   DEFINITIONS AND INCORPORATION BY REFERENCE

         Section 1.01. Definitions.

         "144A GLOBAL SECURITY" means a permanent Global Security in the form of the Security attached hereto as Exhibit A, and that is deposited with and registered in the name of the Depositary, representing Securities sold in reliance on Rule 144A under the Securities Act.

         "AFFILIATE" of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control" when used with respect to any specified person means the power to direct or cause the direction of the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "APPLICABLE PROCEDURES" means, with respect to any transfer or transaction involving a Global Security or beneficial interest therein, the rules and procedures of the Depositary for such Security, in each case to the extent applicable to such transaction and as in effect from time to time.

         "APPLICABLE STOCK" means (i) the Common Stock and (ii) in the event of a merger, consolidation or other similar transaction involving the Company that is otherwise permitted hereunder in which the Company is not the surviving corporation, the common stock of such surviving corporation.

         "BOARD OF DIRECTORS" means either the board of directors of the Company or any duly authorized committee of such board.

         "BOARD RESOLUTION" means a resolution of the Board of Directors.

         "BUSINESS DAY" means, with respect to any Security, a day that in the City of New York, is not a day on which banking institutions are authorized by law or regulation to close.

         "CALCULATION AGENT" means initially The Bank of New York and its successors and assigns.

         "CAPITAL STOCK" for any corporation means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that corporation.

         "CERTIFICATED SECURITIES" means Securities that are in the form of the Securities attached hereto as Exhibit B.

         "COMMON STOCK" means the common stock, $1.00 par value per share, of the Company existing on the date of this Indenture or any other shares of Capital Stock of the Company into which such Common Stock shall be reclassified or changed.

         "COMPANY" means the party named as the "Company" in the first Section of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

         "COMPANY NOTICE" means a notice to Holders delivered pursuant to
Section 3.07 or 3.09(b).

         "COMPANY REQUEST" or "COMPANY ORDER" means a written request or order signed in the name of the Company by any two Officers.

         "CONTINGENT INTEREST" means such interest payable as described in
Article 11.

         "CONVERSION PRICE" as of any date means $1,000 divided by the Conversion Rate as of such date.

         "CONVERSION RATE" has the meaning set forth in Section 10.02(a) hereof.

         "CORPORATE TRUST OFFICE" means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 101 Barclay Street, Floor 8 West, New York, NY 10286, Attention: Corporate Trust Administration, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as a successor Trustee may designate from time to time by notice to the Holders and the Company).

         "CREDIT AGREEMENT" means the Second Amended and Modified Loan Agreement dated as of July 16, 2001, among the Company and Bank of America, N.A., Fifth Third National Bank, Fleet National Bank, The Chase Manhattan Bank and Bank One, N.A.

         "DESIGNATED SENIOR INDEBTEDNESS" means any particular Senior Indebtedness of the Company in which the instrument creating or evidencing the same (or any related agreements or documents to which the Company is a party) expressly provides that such Senior Indebtedness shall be "Designated Senior Indebtedness" for purposes of this Indenture (provided that such instrument, agreement or other document may place limitations and conditions on the right of such Senior Indebtedness to exercise the rights of Designated Senior Indebtedness).

         "DESIGNATED SUBSIDIARY" shall mean any existing or future, direct or indirect, Subsidiary of the Company whose assets constitute 15% or more of the total assets of the Company on a consolidated basis.

         "GLOBAL SECURITIES" means Securities that are in the form of the Securities attached hereto as Exhibit A, and that are registered in the register of Securities in the name of a Depositary or a nominee thereof, and to the extent that such Securities are required to bear the Legend required by Section 2.06, such Securities will be in the form of a 144A Global Security.

         "HOLDER" or "SECURITYHOLDER" means a person in whose name a Security is registered on the Registrar's books.

         "INDEBTEDNESS" means, with respect to any Person, without duplication,
(a) all indebtedness, obligations and other liabilities (contingent or otherwise) of such Person (i) for borrowed money (including obligations of such Person in respect of overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements, and any loans or advances from banks, whether or not evidenced by notes or similar instruments) or (ii) evidenced by credit or loan agreements, bonds, debentures, notes or similar instruments (whether or not the recourse of the lender is to the whole of the assets of such Person or to only a portion thereof) (other than any accounts payable or other accrued current liability or obligation incurred in the ordinary course of business in connection with the obtaining of materials or services), (b) all reimbursement obligations and other liabilities (contingent or otherwise) of such Person with respect to letters of credit, bank guarantees or bankers' acceptances, (c) all obligations and liabilities (contingent or otherwise) of such Person in respect of leases of such Person required, in conformity with GAAP, to be accounted for as capitalized lease obligations on the balance sheet of such Person, (d) all obligations and liabilities (contingent or otherwise) of such Person under any lease or related document (including a purchase agreement, conditional sale or other title retention agreement) in connection with the lease of real property or improvements thereon (or any personal property included as part of any such lease) which provides that such Person is contractually obligated to purchase or cause a third party to purchase the leased property or pay an agreed upon residual value of the leased property to the lessor (whether or not such lease transaction is characterized as an operating lease or a capitalized lease in accordance with

GAAP), (e) all obligations (contingent or otherwise) of such Person with respect to any interest rate or other swap, cap, floor or collar agreement, hedge agreement, forward contract, or other similar instrument or agreement or foreign currency hedge, exchange, purchase or similar instrument or agreement; (f) all direct or indirect guarantees, or similar agreements by such Person in respect of, and obligations or liabilities of such Person to purchase or otherwise acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of another Person of the kinds described in clauses
(a) through (e), and (g) any and all deferrals, renewals, extensions, refinancings and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kinds described in clauses (a) through (f).

         "INDENTURE" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof, including the provisions of the TIA that are deemed to be a part hereof.

         "INTEREST" means interest payable on each Security pursuant to Section 1 of the Securities.

         "INTEREST PAYMENT DATE" means June 15 and December 15 of each year, commencing December 15, 2003.

         "INTEREST RECORD DATE" means June 1 and December 1 of each year.

         "ISSUE DATE" of any Security means the date on which the Security was originally issued or deemed issued as set forth on the face of the Security.

         "LIQUIDATED DAMAGES" means the interest that is payable by the Company pursuant to the Registration Rights Agreement upon a Registration Default (as defined in such agreement).

         "MARKET PRICE" means, with respect to shares of Applicable Stock, the average of the Sale Prices of the shares of Applicable Stock for the 10-Trading Day period immediately preceding and including the third Trading Day prior to the applicable Change of Control Purchase Date, appropriately adjusted to take into account the occurrence, during the period commencing on the first of the Trading Days during the 10-Trading Day period and ending on the Change of Control Purchase Date of any event described in Sections 10.04 or 10.05.

         "MEASUREMENT PERIOD" means the six-month period from June 15 to December 14 or from December 15 to June 14.

         "NYSE" means The New York Stock Exchange, Inc.

         "OFFICER" means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Secretary or any Assistant Secretary of the Company.

         "OFFICERS' CERTIFICATE" means a written certificate containing the information specified in Sections 13.04 and 13.05, signed in the name of the Company by any two Officers, and delivered to the Trustee. An Officers' Certificate given pursuant to Section 4.03 shall be signed by an authorized financial or accounting Officer of the Company but need not contain the information specified in Sections 13.04 and 13.05.

         "OPINION OF COUNSEL" means a written opinion containing the information specified in Sections 13.04 and 13.05, from legal counsel. The counsel may be an employee of, or counsel to, the Company.

         "PERSON" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.

         "PURCHASE AGREEMENT" means the Purchase Agreement dated as of June 19, 2003 between the Company and Banc of America Securities LLC, as representative of the initial purchasers named therein.

         "REDEMPTION DATE" means the date specified in a notice of redemption on which the Securities may be redeemed in accordance with the terms of the Securities and this Indenture.

         "REDEMPTION PRICE" or "REDEMPTION PRICE" shall have the meaning set forth in Section 3.01.

         "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated as of the date hereof, between the Company and Banc of America Securities LLC, as representative of the several initial purchasers under the Purchase Agreement.

         "REPRESENTATIVE" means the (a) indenture trustee or other trustee, agent or representative for any Senior Indebtedness or (b) with respect to any Senior Indebtedness that does not have any such trustee, agent or other representative, (i) in the case of such Senior Indebtedness issued pursuant to an agreement providing for voting arrangements as among the holders or owners of such Senior Indebtedness, any holder or owner of such Senior Indebtedness acting with the consent of the required persons necessary to bind such holders or owners of such Senior Indebtedness and (ii) in the case of all other such Senior Indebtedness, the holder or owner of such Senior Indebtedness.

         "RESPONSIBLE OFFICER" means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant treasurer, trust officer or any other officer associated with the corporate trust department of the Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

         "RESTRICTED SECURITY" means a Security required to bear the restrictive legend set forth in the form of Security set forth in Exhibits A and B of this Indenture.

         "RULE 144A" means Rule 144A under the Securities Act (or any successor provision), as it may be amended from time to time.

         "SALE PRICE" means, with respect to any security on any day, the closing sale price per share on such day (or if no closing sale price is reported, the average of the reported closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) as reported in composite transactions for the principal United States national or regional securities exchange on which such security is traded, or if such security is not listed on a United States national or regional securities exchange, as reported by the National Association of Securities Dealers Automated Quotation System, or if not so reported, the average of the closing bid and ask prices of such security on the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or, in the absence of such a quotation, a price determined in good faith by the Board of Directors or, to the extent permitted by applicable law, a duly authorized committee thereof, whose determination shall be conclusive.

         "SEC" means the Securities and Exchange Commission.

         "SECURITIES" means any of the Company's 4.125% Convertible Subordinated Debentures Due 2023, as amended or supplemented from time to time, issued under this Indenture.

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         "SECURITYHOLDER" or "HOLDER" means a person in whose name a Security is registered on the Registrar's books.

         "SENIOR INDEBTEDNESS" means the principal of, premium, if any, interest (including any interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowed as a claim in any such proceeding) and rent payable on or in connection with, and all fees, costs, expenses and other amounts accrued or due on or in connection with, Indebtedness of the Company whether secured or unsecured, absolute or contingent, due or to become due, outstanding on the date of this Indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by the Company (including all deferrals, renewals, extensions or refundings of, or amendments, modifications or supplements to, the foregoing), unless in the case of any particular Indebtedness the instrument creating or evidencing the same or the assumption or guarantee thereof expressly provides that such Indebtedness shall not be senior in right of payment to the Securities or expressly provides that such Indebtedness is "pari passu" or "junior" to the Securities. Notwithstanding the foregoing, the term Senior Indebtedness shall not include (i) any Indebtedness of the Company to any Subsidiary of the Company or (ii) the Securities.

         "STATED MATURITY", when used with respect to any Security, means December 15, 2023.

         "SUBSIDIARY" means any person of which at least a majority of the outstanding Voting Stock shall at the time directly or indirectly be owned or controlled by the Company or by one or more Subsidiaries or by the Company and one or more Subsidiaries.

         "TAX ORIGINAL ISSUE DISCOUNT" means the amount of ordinary interest income on a Security that must be accrued as original issue discount for United States federal income tax purposes pursuant to United States Treas. Reg. Sec. 1.1275-4 or any successor provision.

         "TIA" means the Trust Indenture Act of 1939 as in effect on the date of this Indenture, provided, however, that in the event the TIA is amended after such date, TIA means, to the extent required by any such amendment, the TIA as so amended.

         "TRADING DAY" means a day during which trading in securities generally occurs on the NYSE or, if the Common Stock is not listed for trading on the NYSE, on the principal other national or regional securities exchange on which the Common Stock then is listed or, if the Common Stock is not listed for trading on a national or regional securities exchange, on the National Association of Securities Dealers Automated Quotation System or, if the Common Stock is not quoted on the National Association of Securities Dealers Automated Quotation System, on the principal other market on which the Common Stock is then traded.

         "TRADING PRICE" of the Securities on any Trading Day means the average of the secondary market bid quotations per Security obtained by the Calculation Agent for $2,500,000 principal amount of the Securities at approximately 3:30 p.m., New York City time, on such Trading Day from three independent nationally recognized securities dealers the Company selects, provided that if at least three such bids cannot reasonably be obtained by the Calculation Agent, but two such bids can be obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Calculation Agent, this one bid shall be used. If the Calculation Agent cannot reasonably obtain at least one bid for $2,500,000 principal amount of the Securities from a nationally recognized securities dealer or in the Company's reasonable judgment, the bid quotations are not indicative of the secondary market value of the Securities, then

(x) for purposes of Article 3 the trading price of the Securities will be deemed to be less than 97% of the Conversion Value for the Securities on such Trading Day and (y) for purposes of Article 11 the trading price of the Securities will be deemed to equal (1) the then applicable Conversion Rate of the Securities multiplied by (2) the Sale Price of the Common Stock on such date of determination. Notwithstanding the foregoing, the Calculation Agent shall have no obligation to determine the Trading Price of the Securities unless the Company has requested such determination. The Company shall have no obligation to make such request except with respect to the last five Trading Days of each Measurement Period, commencing with the Measurement Period ending June 14, 2008 unless the Holders provide the Company with reasonable evidence that (a) the Trading Price of the Securities would be less than 97% of the product of the Sale Price of the Common Stock and the Conversion Rate. In the event of such reasonable evidence, the Company shall instruct the Calculation Agent to determine the Trading Price of the Securities beginning on the date of receipt of such reasonable evidence and on each successive Trading Day until the Trading Price is greater than or equal to 97% of the product of the Sale Price of Common Stock and the Conversion Rate.

         "TRUSTEE" means the party named as the "Trustee" in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

         "VOTING STOCK" of a person means Capital Stock of such person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such person (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

         Section 1.02. Other Definitions.

                                                         DEFINED IN
         TERMS:                                          SECTION:
         "Adjustment Event" .......................      10.04(l)
         "Agent Members" ..........................       2.12(e)
         "Applicable Stock" .......................       3.08(c)
         "beneficial owner" .......................       3.08(a)
         "cash" ...................................       3.09(a)
         "Change of Control" ......................       3.08(a)
         "Change of Control Purchase Date" ........       3.08(a)
         "Change of Control Purchase Notice" ......       3.08(c)
         "Change of Control Purchase Price" .......       3.08(a)
         "Company Notice Date" ....................       3.09(b)
         "Conversion Agent" .......................       2.03

                                                         DEFINED IN
         TERMS:                                          SECTION:
         "Current Market Price" ...................      10.04(h)
         "DTC" ....................................       2.01(a)
         "Depositary" .............................       2.01(a)
         "Designated Subsidiary" ..................       6.01
         "Determination Date" .....................      10.04(l)
         "Distributed Assets" .....................      10.04(d)
         "Event of Default" .......................       6.01
         "Ex-Dividend Time" .......................      10.01(b)
         "Exchange Act" ...........................       2.12(e)
         "Expiration Time" ........................      10.04(f)
         "Extraordinary Cash Dividend" ............      10.04(e)
         "Fair Market Value" or "fair market value"      10.04(h)
         "Fiscal Quarter" .........................      10.01(a)
         "Institutional Accredited Investors" .....       2.12(a)(iv)
         "Legal Holiday" ..........................      13.08
         "Legend" .................................       2.06(f)
         "Liquidated Damages Notice" ..............       4.07
         "Market Price" ...........................       3.09(c)
         "non-electing share" .....................      10.05
         "Notice of Conversion" ...................      10.02(b)
         "Notice of Default" ......................       6.01
         "Paying Agent" ...........................       2.03
         "Purchase Date" ..........................       3.07
         "Purchase Notice" ........................       3.07
         "Purchase Price" .........................       3.07
         "Purchased Shares" .......................      10.04(f)
         "QIB" ....................................       2.01(a)
         "Record Date" ............................      10.04(h)
         "Registrar" ..............................       2.03
         "Rights" .................................      10.10
         "Rights Agreement" .......................      10.10
         "Rule 144A Information" ..................       4.06
         "Trigger Event" ..........................      10.04(d)

         Section 1.03. Incorporation By Reference Of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

         "COMMISSION" means the SEC.

         "INDENTURE SECURITIES" means the Securities.

         "INDENTURE SECURITY HOLDER" means a Securityholder.

         "INDENTURE TO BE QUALIFIED" means this Indenture.

         "INDENTURE TRUSTEE" or "INSTITUTIONAL TRUSTEE" means the Trustee.

         "OBLIGOR" on the indenture securities means the Company.

         All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

         Section 1.04. Rules Of Construction. Unless the context otherwise requires:

         (1)      a term has the meaning assigned to it;

         (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time;

         (3)      "or" is not exclusive;

         (4)      "INCLUDING" means including, without limitation; and

         (5) words in the singular include the plural, and words in the plural include the singular.

         Section 1.05. Acts of Holders.

         (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company, as described in Section 13.02. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

         (b) The fact and date of the execution by any person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such officer the execution thereof. Where such execution is by a signer acting in a capacity other than such signer's individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer's authority. The fact and date of the execution of any such instrument or writing, or the authority of the person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

         (c) The principal amount and serial number of any Security and the ownership of Securities shall be proved by the register for the Securities.

         (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

         (e) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

                                   ARTICLE 2
                                 THE SECURITIES

         Section 2.01. Form And Dating. The Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibits A and B, which are a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage (provided that any such notation, legend or endorsement required by usage is in a form acceptable to the Company). The Company shall provide any such notations, legends or endorsements to the Trustee in writing. Each Security shall be dated the date of its authentication.

         (a) 144A Global Securities. Securities offered and sold within the United States to qualified institutional buyers as defined in Rule 144A ("QIBS") in reliance on Rule 144A shall be issued, initially in the form of a 144A Global Security, which shall be deposited with the Trustee at its Corporate Trust Office, as custodian for the Depositary (as defined below) and registered in the name of The Depository Trust Company ("DTC") or the nominee thereof (DTC, or any successor thereto, and any such nominee being hereinafter referred to as the "DEPOSITARY"), duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the 144A Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary as hereinafter provided.

         (b) Global Securities in General. Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Securities from time to time endorsed thereon and that the aggregate amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions, repurchases and conversions.

         Any adjustment of the aggregate principal amount of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.12 hereof and shall be made on the records of the Trustee and the Depositary.

         (c) Book-Entry Provisions. This Section 2.01(c) shall apply only to Global Securities deposited with or on behalf of the Depositary.

         The Company shall execute and the Trustee shall, in accordance with this Section 2.01(c), authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depositary, (b) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary's instructions and (c) shall be substantially in the form of Exhibit A attached hereto.

         (d) Certificated Securities. Securities not issued as interests in the Global Securities will be issued in certificated form substantially in the form of Exhibit B attached hereto.

         Section 2.02. Execution And Authentication. The Securities shall be executed on behalf of the Company by any Officer. The signature of the Officer on the Securities may be manual or facsimile.

         Securities bearing the manual or facsimile signatures of individuals who were at the time of the execution of the Securities Officers shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of authentication of such Securities.

         No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized signatory, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

         The Trustee shall authenticate and deliver the Securities for original issue in an aggregate principal amount of up to $75,000,000 (up to $86,250,000 aggregate principal amount if the initial purchasers' option set forth in the Purchase Agreement is exercised in full) upon one or more Company Orders without any further action by the Company (other than as contemplated in Section 13.04Section 13.03 and Section 13.05 hereof). The aggregate principal amount of the Securities due at the Stated Maturity thereof outstanding at any time may not exceed the amount set forth in the foregoing sentence.

         The Securities shall be issued only in registered form without coupons and only in denominations of $1,000 of principal amount and any integral multiple of $1,000.

         Section 2.03. Registrar, Paying Agent, Conversion Agent And Calculation Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange ("REGISTRAR"), an office or agency where Securities may be presented for purchase or payment ("PAYING AGENT") and an office or agency where Securities may be presented for conversion ("CONVERSION AGENT"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars, one or more additional paying agents and one or more additional conversion agents. The term Paying Agent includes any additional paying agent, including any named pursuant to Section 4.05. The term Conversion Agent includes any additional conversion agent, including any named pursuant to Section 4.05.

         The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent, Conversion Agent, Calculation Agent or co-registrar (in each case, if such Registrar, agent or co-registrar is a Person other than the Trustee). The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any Subsidiary or an Affiliate of either of them may act as Paying Agent, Registrar, Conversion Agent or co-registrar.

         The Company initially appoints the Trustee as Registrar, Conversion Agent, Calculation Agent and Paying Agent in connection with the Securities.

         Section 2.04. Paying Agent To Hold Money And Securities In Trust. Except as otherwise provided herein, on or prior to each due date of payments in respect of any Security, the Company shall deposit with the Paying Agent a sum of money (in immediately available funds if deposited on the due date) or shares of Common Stock sufficient to make such payments when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money and shares of Common Stock held by the Paying Agent for the making of payments in respect of the Securities and shall notify the Trustee of any default by the Company in making any such payment. At any time during the continuance of any such default, the Paying Agent shall, upon the written request of the Trustee, forthwith pay to the Trustee all money and shares of Common Stock so held in trust. If the Company, a Subsidiary or an Affiliate of either of them acts as Paying Agent, it shall segregate the money and shares of Common Stock held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money and shares of Common Stock held by it to the Trustee and to account for any funds and Common Stock disbursed by it. Upon doing so, the Paying Agent shall have no further liability for the money or shares of Common Stock.

         Section 2.05. Securityholder Lists. The Trustee shall preserve the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall cause to be furnished to the Trustee at least semiannually on May 15 and November 15 a listing of Securityholders dated within 15 days of the date on which the list is furnished and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

         Section 2.06. Transfer And Exchange. (a) Subject to Section 2.12 hereof, upon surrender for registration of transfer of any Security, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Securityholder or such Securityholder's attorney duly authorized in writing, at the office or agency of the Company designated as Registrar or co-registrar pursuant to Section 2.03, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denomination or denominations, of a like aggregate principal amount. The Company shall not charge a service charge for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the transfer or exchange of the Securities from the Securityholder requesting such transfer or exchange.

         At the option of the Holder, Securities may be exchanged for other Securities of any authorized denomination or denominations, of a like aggregate principal amount upon surrender of the Securities to be exchanged, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Securityholder or such Securityholder's attorney duly authorized in writing, at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

         The Company shall not be required to make, and the Registrar need not register, transfers or exchanges of Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or any Securities in respect of which a Purchase Notice or Change of Control Purchase Notice has been given and not withdrawn by the Holder thereof in accordance with the terms of this Indenture (except, in the case of Securities to be purchased in part, the portion thereof not to be purchased) or any Securities for a period of 15 days before the mailing of a notice of redemption of Securities to be redeemed.

         (b) Notwithstanding any provision to the contrary herein, so long as a Global Security remains outstanding and is held by or on behalf of the Depositary, transfers of a Global Security, in whole or in part, shall be made only in accordance with Section 2.12 and this Section 2.06(b). Transfers of a Global Security shall be limited to transfers of such Global Security in whole or in part, to the Depositary, to nominees of the Depositary or to a successor of the Depositary or such successor's nominee.

         (c) Successive registrations and registrations of transfers and exchanges as aforesaid may be made from time to time as desired, and each such registration shall be noted on the register for the Securities.

         (d) Any Registrar appointed pursuant to Section 2.03 hereof shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Securities upon transfer or exchange of Securities.

         (e) No Registrar shall be required to make registrations of transfer or exchange of Securities during any periods designated in the text of the Securities or in this Indenture as periods during which such registration of transfers and exchanges need not be made.

         (f) If Securities are issued upon the transfer, exchange or replacement of Securities subject to restrictions on transfer and bearing the legends set forth on the forms of Security attached hereto as Exhibits A and B setting forth such restrictions (collectively, the "LEGEND"), or if a request is made to remove the Legend on a Security, the Securities so issued shall bear the Legend, or the Legend shall not be removed, as the case may be, unless there is delivered to the Company and the Registrar such satisfactory evidence, which shall include an opinion of counsel, as may be reasonably required by the Company and the Registrar and the Trustee (if not the same Person as the Trustee), that neither the

Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A or Rule 144 under the Securities Act or that such Securities are not "restricted" within the meaning of Rule 144 under the Securities Act. Upon (i) provision of such satisfactory evidence, or (ii) notification by the Company to the Trustee and Registrar of the sale of such Security pursuant to a registration statement that is effective at the time of such sale, the Trustee, at the written direction of the Company, shall authenticate and deliver a Security that does not bear the Legend. If the Legend is removed from the face of a Security and the Security is subsequently held by the Company or an Affiliate of the Company, the Legend shall be reinstated.

         Section 2.07. Replacement Securities. If (a) any mutilated Security is surrendered to the Trustee, or (b) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon its written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, bearing a certificate number not contemporaneously outstanding.

         In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be purchased by the Company pursuant to Article 3 hereof, the Company in its discretion may, instead of issuing a new Security, pay or purchase such Security, as the case may be.

         Upon the issuance of any new Securities under this Section 2.07, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

         Every new Security issued pursuant to this Section 2.07 in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

         The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

         Section 2.08. Outstanding Securities; Determinations Of Holders' Action. Securities outstanding at any time are all the Securities authenticated by the Trustee except for those cancelled by it, those paid pursuant to Section 2.07, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate thereof holds the Security; provided, however, that in determining whether the Holders of the requisite principal amount of Securities have given or concurred in any request, demand, authorization, direction, notice, consent, waiver, or other Act hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other act, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Subject to the foregoing, only Securities outstanding at the time of such determination shall be considered in any such determination (including, without limitation, determinations pursuant to Articles 6 and 9).

         If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

         If the Paying Agent holds, in accordance with this Indenture, on a Redemption Date, or on the Business Day following a Purchase Date or a Change of Control Purchase Date, or on Stated Maturity, money or securities, if permitted hereunder, sufficient to pay Securities payable on that date, then immediately after such Redemption Date, Purchase Date, Change of Control Purchase Date or Stated Maturity, as the case may be, such Securities shall cease to be outstanding and Interest, Contingent Interest and Liquidated Damages, if any, on such Securities shall cease to accrue; provided, that if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made.

         If a Security is converted in accordance with Article 10, then from and after the time of conversion on the date of conversion, such Security shall cease to be outstanding and Interest, Contingent Interest and Liquidated Damages, if any, shall cease to accrue on such Security.

         Section 2.09. Temporary Securities. Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities.

         If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 2.03, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

         Section 2.10. Cancellation. All Securities surrendered for payment, purchase by the Company pursuant to Article 3, conversion, redemption or registration of transfer or exchange shall, if surrendered to any person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. The Company may not issue new Securities to replace Securities it has paid or delivered to the Trustee for cancellation or that any Holder has converted pursuant to Article 10. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of by the Trustee in accordance with the Trustee's customary procedure.

         Section 2.11. Persons Deemed Owners. Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of the principal amount of the Security or any portion thereof, or the payment of any Redemption Price, Purchase Price or Change of Control Purchase Price in respect thereof, and Interest, Contingent Interest or Liquidated Damages thereon, for the purpose of conversion and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

         Section 2.12. Global Securities. Notwithstanding any other provisions of this Indenture or the Securities, (A) transfers of a Global Security, in whole or in part, shall be made only in accordance with Section 2.06 and Section 2.12(a)(i) below, (B) transfers of a beneficial interest in a Global Security for a Certificated Security shall comply with Section 2.06, Section 2.12(a)(ii) below and Section 2.12(e)(1) below, and (C) transfers of a Certificated Security shall comply with Section 2.06 and Sections 2.12(a)(iii) and 2.12(a)(iv) below.

                  (i) Transfer of Global Security. A Global Security may not be transferred, in whole or in part, to any person other than the Depositary or a nominee or any successor thereof, and no such transfer to any such other person may be registered; provided that this clause 2.12(a)(i) shall not prohibit any transfer of a Security that is issued in exchange for a Global Security but is not itself a Global Security. No transfer of a Security to any person shall be effective under this Indenture or the Securities unless and until such Security has been registered in the name of such person. Nothing in this Section 2.12(a)(i) shall prohibit or render ineffective any transfer of a beneficial interest in a Global Security effected in accordance with the other provisions of this Section 2.12(a).

                  (ii) Restrictions on Transfer of a Beneficial Interest in a Global Security for a Certificated Security. A beneficial interest in a Global Security may not be exchanged for a Certificated Security except upon satisfaction of the requirements set forth below and in Section 2.12(e)(1) below. Upon receipt by the Trustee of a transfer of a beneficial interest in a Global Security in accordance with Applicable Procedures for a Certificated Security in the form satisfactory to the Trustee, together with:

                           (A) so long as the Securities are Restricted
                  Securities, certification in the form set forth in Exhibit C;

                           (B) written instructions to the Trustee to make, or
                  direct the Registrar to make, an adjustment on its books and records with respect to such Global Security to reflect a decrease in the aggregate principal amount of the Securities represented by the Global Security, such instructions to contain information regarding the Depositary account to be credited with such decrease; and

                           (C) if the Company so requests, an opinion of counsel
                  or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the Legend,

then the Trustee shall cause, or direct the Registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the aggregate principal amount of the Securities represented by the Global Security to be decreased by the aggregate principal amount of the Certificated Security to be issued, shall issue such Certificated Security and shall debit or cause to be debited to the account of the person specified in such instructions a beneficial interest in the Global Security equal to the principal amount of the Certificated Security so issued.

                  (iii) Transfer and Exchange of Certificated Securities. When Certificated Securities are presented to the Registrar with a request:

                           (y) to register the transfer of such Certificated
                  Securities; or

                           (z) to exchange such Certificated Securities for an
                  equal principal amount of Certificated Securities of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Certificated Securities surrendered for transfer or exchange:

                  (1) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

                  (2) so long as such Securities are Restricted Securities, such Securities are being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to clause
         (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

                           (A) if such Certificated Securities are being
                  delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

                           (B) if such Certificated Securities are being
                  transferred to the Company, a certification to that effect; or

                           (C) if such Certificated Securities are being
                  transferred pursuant to an exemption from registration, (i) a certification to that effect (in the form set forth in Exhibit C, if applicable) and (ii) if the Company so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the Legend.

                  (iv) Restrictions on Transfer of a Certificated Security for a Beneficial Interest in a Global Security. A Certificated Security may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below.

         Upon receipt by the Trustee of a Certificated Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

         (I) so long as the Securities are Restricted Securities, certification, in the form set forth in Exhibit C, that such Certificated Security (A) is being transferred to a QIB in accordance with Rule 144A under the Securities

         Act or (B) is being transferred pursuant to and in compliance with Rule 144 under the Securities Act; and

         (II) written instructions directing the Trustee to make, or to direct the Registrar to make, an adjustment on its books and records with respect to such Global Security to reflect an increase in the aggregate principal amount of the Securities represented by the Global Security, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Certificated Security and cause, or direct the Registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the aggregate principal amount of Securities represented by the Global Security to be increased by the aggregate principal amount of the Certificated Security to be exchanged, and shall credit or cause to be credited to the account of the person specified in such instructions a beneficial interest in the Global Security equal to the principal amount of the Certificated Security so cancelled. If no Global Securities are then outstanding, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers' Certificate, a new Global Security in the appropriate principal amount.

         (b) Subject to the succeeding Section 2.12(c), every Security shall be subject to the restrictions on transfer provided in the Legend including the delivery of an opinion of counsel, if so provided. Whenever any Restricted Security is presented or surrendered for registration of transfer or for exchange for a Security registered in a name other than that of the Holder, such Security must be accompanied by a certificate in substantially the form set forth in Exhibit C, dated the date of such surrender and signed by the Holder of such Security, as to compliance with such restrictions on transfer. The Registrar shall not be required to accept for such registration of transfer or exchange any Security not so accompanied by a properly completed certificate.

         (c) The restrictions imposed by the Legend upon the transferability of any Security shall cease and terminate when such Security has been sold pursuant to an effective registration statement under the Securities Act or transferred in compliance with Rule 144 under the Securities Act (or any successor provision thereto) or, if earlier, upon the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision). Any Security as to which such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon a surrender of such Security for exchange to the Registrar in accordance with the provisions of this Section 2.12 (accompanied, in the event that such restrictions on transfer have terminated by reason of a transfer in compliance with Rule 144 or any successor provision, by an opinion of counsel having substantial experience in practice under the Securities Act and otherwise reasonably acceptable to the Company, addressed to the Company and in form acceptable to the Company, to the effect that the transfer of such Security has been made in compliance with Rule 144 or such successor provision), be exchanged for a new Security, of like tenor and aggregate principal amount, which shall not bear the restrictive Legend. The Company shall inform the Trustee of the effective date of any registration statement registering the Securities under the Securities Act. The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the aforementioned opinion of counsel or registration statement.

         (d) As used in the preceding two paragraphs of this Section 2.12, the term "transfer" encompasses any sale, pledge, transfer, loan, hypothecation, or other disposition of any Security.

         (e) The provisions of clauses (1), (2), (3) and (4) below shall apply only to Global Securities:

         (1) Notwithstanding any other provisions of this Indenture or the Securities, a Global Security shall not be exchanged in whole or in part for a Security registered in the name of any person other than the Depositary or one or more nominees thereof, provided that a Global Security may be exchanged for Securities registered in the names of any person designated by the Depositary in the event that (i) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or such Depositary has ceased to be a "clearing agency" registered under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and a successor Depositary is not appointed by the Company within 90 days or (ii) an Event of Default has occurred and is continuing with respect to the Securities. Any Global Security exchanged pursuant to clause (i) above shall be so exchanged in whole and not in part, and any Global Security exchanged pursuant to clause (ii) above may be exchanged in whole or from time to time in part as directed by the Depositary. Any Security issued in exchange for a Global Security or any portion thereof shall be a Global Security; provided that any such Security so issued that is registered in the name of a person other than the Depositary or a nominee thereof shall not be a Global Security.

         (2) Securities issued in exchange for a Global Security or any portion thereof shall be issued in definitive, fully registered form, shall have an aggregate principal amount equal to that of such Global Security or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear the applicable legends provided for herein. Any Global Security to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Registrar. With regard to any Global Security to be exchanged in part, either such

                  Global Security shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Security, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Security issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.

         (3) Subject to the provisions of clause (5) below, the registered Holder may grant proxies and otherwise authorize any person, including Agent Members (as defined below) and persons that may hold interests through Agent Members, to take any action which a holder is entitled to take under this Indenture or the Securities.

         (4) In the event of the occurrence of any of the events specified in clause (1) above, the Company will promptly make available to the Trustee a reasonable supply of Certificated Securities in definitive, fully registered form.

         (5) Neither any members of, or participants in, the Depositary (collectively, the "AGENT MEMBERS") nor any other persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Security registered in the name of the Depositary or any nominee thereof, or under any such Global Security, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a holder of any Security.

         Section 2.13. CUSIP Numbers. The Company may issue the Securities with one or more "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the CUSIP numbers.

         Section 2.14. Contingent Debt Tax Treatment. (a) The Company agrees, and by acceptance of a beneficial interest in a Security, each Holder will be deemed to have agreed to treat the Security as indebtedness for United States federal income tax purposes that is subject to the United States federal income tax regulations governing contingent payment debt instruments. A Holder may obtain the issue price, the amount of Tax Original Issue Discount, issue date, yield to maturity, comparable yield and projected payment schedule for the Security, as determined by the Company pursuant to Treas. Reg. Sec. 1.1275-4 or any successor provision, by submitting a written request to the Company at the following address: Genesco Inc., Genesco Park, 1415 Murfreesboro Road, Nashville, TN 37217, Attention: Treasurer.

         (b) Each Security shall bear a legend relating to United States federal income tax matters in the form set forth in Exhibit B.

         Section 2.15. Calculation Of Tax Original Issue Discount. The Company shall file with the Trustee promptly at the end of each calendar year (i) a written notice specifying the amount of Tax Original Issue Discount (including daily rates and accrual periods) accrued on outstanding Securities as of the end of such year and (ii) such other specific information relating to such Tax Original Issue Discount as may then be required under the Internal Revenue Code of 1986, as amended from time to time, or the Treasury regulations promulgated thereunder.

                                   ARTICLE 3
                            REDEMPTION AND PURCHASES

         Section 3.01. Company's Right To Redeem; Notices To Trustee. Prior to June 20, 2008, the Securities will not be redeemable at the Company's option. Beginning on June 20, 2008, the Company, at its option, may redeem the Securities in accordance with the provisions of Section 5 of the Securities for cash at any time as a whole, or from time to time in part, at a redemption price (the "REDEMPTION PRICE") equal to the principal amount of the Securities redeemed plus accrued and unpaid Interest, accrued and unpaid Contingent Interest, if any, and accrued and unpaid Liquidated Damages, if any, on the Securities redeemed to (but excluding) the Redemption Date. If the Company elects to redeem Securities pursuant to Section 5 of the Securities, it shall notify the Trustee in writing of the Redemption Date, the principal amount of Securities to be redeemed and the Redemption Price.

         The Company shall give the notice to the Trustee provided for in this
Section 3.01 by a Company Order, at least 45 days but not more than 60 days before the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee).

         Securities called for redemption may be surrendered for conversion from the date of notice of the redemption until the close of business on the Business Day immediately preceding the Redemption Date.

         Section 3.02. Selection Of Securities To Be Redeemed. If less than all of the Securities are to be redeemed, unless the procedures of the Depositary provide otherwise, the Trustee shall select the Securities to be redeemed by lot, on a pro rata basis or by another method the Trustee considers fair and appropriate (so long as such method is not prohibited by the rules of any stock exchange on which the Securities are then listed). The Trustee shall make the selection within five Business Days after it receives the notice provided for in
Section 3.01 from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal amount of Securities that have denominations larger than $1,000.

         Securities and portions of Securities that the Trustee selects shall be in principal amounts of $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of the Securities to be redeemed.

         Securities and portions of Securities that are to be redeemed are convertible, pursuant to Section 10.01(a)(2), by the Holder until the close of business on the Business Day prior to the Redemption Date. If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed (so far as may be) to be the portion selected for redemption. Securities that have been converted during a selection of Securities to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection.

         Section 3.03. Notice Of Redemption. At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first-class mail, postage prepaid, to each Holder of Securities to be redeemed.

         The notice shall identify the Securities to be redeemed and shall state:

         (1)      the Redemption Date;

         (2)      the Redemption Price;

         (3)      the Conversion Rate;

         (4)      the name and address of the Paying Agent and Conversion Agent;

         (5) that Securities called for redemption may be converted at any time before the close of business on the Business Day prior to the Redemption Date;

         (6) that Holders who want to convert their Securities must satisfy the requirements set forth in Section 8 of the Securities;

         (7) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

         (8) if fewer than all of the outstanding Securities are to be redeemed, the certificate numbers, if any, and principal amounts of the particular Securities to be redeemed;

         (9) that, unless the Company defaults in making payment of such Redemption Price, Interest, Contingent Interest, if any, and Liquidated Damages, if any, on Securities called for redemption will cease to accrue on and after the Redemption Date; and

         (10)     the CUSIP number(s) of the Securities.

         At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense, provided that the Company makes such request at least seven Business Days prior to the date by which such notice of redemption must be given to Holders in accordance with this
Section 3.03.

         Section 3.04. Effect Of Notice Of Redemption. Once notice of redemption is given, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the notice except for Securities which are converted in accordance with the terms of this Indenture. Upon surrender to the Paying Agent, such Securities shall be paid at the Redemption Price stated in the notice.

         Section 3.05. Deposit Of Redemption Price. Prior to 10:00 a.m. (New York City time), on the Redemption Date, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary or an Affiliate of either of them is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the Redemption Price of all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which on or prior thereto have been delivered by the Company to the Trustee for cancellation or have been converted. The Paying Agent shall as promptly as practicable return to the Company any money not required for that purpose because of conversion of Securities pursuant to Article 10. If such money is then held by the Company in trust and is not required for such purpose it shall be discharged from such trust.

         Section 3.06. Securities Redeemed In Part. Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Security in an authorized denomination equal in principal amount to the unredeemed portion of the Security surrendered.

         Section 3.07. Purchase Of Securities By The Company At Option Of The Holder. Securities shall be purchased by the Company pursuant to Section 6 of the Securities at the option of the Holder on June 15, 2010, June 15, 2013 and June 15, 2018 (each, a "PURCHASE DATE"), at a purchase price in cash equal to the principal amount of those Securities, plus accrued and unpaid Interest, plus accrued and unpaid Contingent Interest, if any, and accrued and unpaid Liquidated Damages, if any, on those Securities, to (but excluding) such Purchase Date (the "PURCHASE PRICE"), subject to the provisions of Section 3.09. Not later than 20 Business Days prior to any Purchase Date, the Company shall mail a Company Notice by first class mail to the Trustee and to each Holder (and to beneficial owners as required by applicable law). The Company Notice shall include a form of Purchase Notice to be completed by a Holder and shall state:

         (i) the Purchase Price and the Conversion Rate;

         (ii) the name and address of the Paying Agent and the Conversion Agent;

         (iii) that Securities as to which a Purchase Notice has been given may be converted if they are otherwise convertible only in accordance with Article 10 hereof and Section 8 of the Securities if the applicable Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

         (iv) that Securities must be surrendered to the Paying Agent to collect payment;

         (v) that the Purchase Price for any security as to which a Purchase Notice has been given and not withdrawn will be paid promptly following the later of the Purchase Date and the time of surrender of such Security as described in (iv);

         (vi) the procedures the Holder must follow to exercise its put rights under Section 3.08 and a brief description of those rights;

         (vii) briefly, the conversion rights, if any, with respect to the Securities;

         (viii) the procedures for withdrawing a Purchase Notice;

         (ix) that, unless the Company defaults in making payment on Securities for which a Purchase Notice has been submitted, Interest, Contingent Interest, if any, or Liquidated Damages, if any, on such Securities will cease to accrue on and after the Purchase Date; and

         (x) the CUSIP number of the Securities.

         At the Company's request, the Trustee shall give such Company Notice in the Company's name and at the Company's expense; provided, however, that, in all cases, the text of such Company Notice shall be prepared by the Company.

         Purchases of Securities hereunder shall be made, at the option of the Holder thereof, upon:

         (1) delivery to the Paying Agent by the Holder of a written notice of purchase (a "PURCHASE NOTICE") during the period beginning at any time from the opening of business on the date that is 20 Business Days prior to the relevant Purchase Date until the close of business on the Business Day prior to such Purchase Date stating:

                  (A) the certificate number of the Security which the Holder will deliver to be purchased or the appropriate Depositary procedures if Certificated Securities have not been issued for such Security,

                  (B) the portion of the principal amount of the Security which the Holder will deliver to be purchased, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000, and

                  (C) that such Security shall be purchased by the Company as of the Purchase Date pursuant to the terms and conditions specified in Section 6 of the Securities and in this Indenture; and

         (2) delivery of such Security to the Paying Agent at any time after delivery of the Purchase Notice (together with all necessary endorsements) at the offices of the Paying Agent, such delivery being a condition to receipt by the Holder of the Purchase Price therefor; provided, however, that such Purchase Price shall be so paid pursuant to this Section 3.07 only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Purchase Notice.

         The Company shall purchase from the Holder thereof, pursuant to this
Section 3.07, a portion of a Security, if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security.

         Any purchase by the Company contemplated pursuant to the provisions of this Section 3.07 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Purchase Date and the time of delivery of the Security.

         Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Purchase Notice contemplated by this Section 3.07 shall have the right to withdraw such Purchase Notice at any time prior to the close of business on the Business Day immediately prior to the Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.12.

         The Paying Agent shall promptly notify the Company of the receipt by it of any Purchase Notice or written notice of withdrawal thereof.

         Section 3.08. Purchase Of Securities At Option Of The Holder Upon Change Of Control. (a)(i) If a Change of Control occurs (subject to certain exceptions set forth below), the Securities not previously purchased by the Company shall be purchased by the Company, at the option of the Holder thereof, at a purchase price equal to the principal amount of those Securities, plus accrued and unpaid Interest, plus accrued and unpaid Contingent Interest, if any, and accrued and unpaid Liquidated Damages, if any, on those Securities (the "CHANGE OF CONTROL PURCHASE PRICE") to, but not including, the Change of Control Purchase Date, as of the date selected by the Company that is not less than 20 nor more than 35 Business Days after the date of the notice of Change of Control delivered by the Company pursuant to Section 3.08(b) (the "CHANGE OF CONTROL PURCHASE DATE"), subject to satisfaction by or on behalf of the Holder of the requirements set forth in Section 3.08(c).

         A "CHANGE OF CONTROL" will be deemed to have occurred at such time after the Securities are originally issued when any of the following events shall occur:

                           (A) the acquisition by any person, including any
                  syndicate or group deemed to be a "person" under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly through a purchase, merger or other acquisition transaction or series of purchase, merger or other acquisition transactions, of shares of the Capital Stock of the Company entitling that person to exercise 50% or more of the total voting power of all shares of the Capital Stock of the Company entitled to vote generally in elections of directors, other than any acquisition by the Company, any of its subsidiaries, or any of the employee benefit plans of the Company (except that any of those persons shall be deemed to have beneficial ownership of all securities it has the right to acquire, whether the right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); or

                           (B) the Company consolidates or merges with or into
                  any other person, any merger of another person into the Company, or any conveyance, sale, transfer or lease of all or substantially all of the assets of the Company to another person, other than: (A) any transaction: (1) that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of the Company's Capital Stock; and (2) pursuant to which holders of the Company's Capital Stock immediately prior to the transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of Capital Stock entitled to vote generally in elections of directors of the continuing or surviving Person immediately after giving effect to such issuance; and (B) any merger which is effected solely for the purpose of changing the Company's jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of Common Stock, if at all, solely into shares of common stock of the surviving Person.

                  (ii) Notwithstanding the provisions of Section 3.08(a)(i), the Company shall not be required to purchase the Securities of the Holders upon a Change of Control pursuant to this Section 3.08 if the Sale Price per share of Common Stock for any five Trading Days within the period of 10 consecutive Trading Days (x) ending immediately after the later of the Change of Control or the public announcement of the Change of Control in the case of a Change of Control set forth under clause
         (A) of the definition of Change of Control above, or (y) ending immediately before the Change of Control in the case of a Change of Control set forth under clause (B) of the definition of Change of Control above, equals or exceeds 105% of the Conversion Price of the Securities in effect on each of those five Trading Days.

         For the purposes of this Section 3.08, (x) whether a person is a "BENEFICIAL OWNER" shall be determined in accordance with Rule 13d-3 under the Exchange Act and (y) the term "person" includes any syndicate or group that would be deemed to be a "person" under Section 13(d)(3) of the Exchange Act.

         (b) No later than 30 days after the occurrence of a Change of Control, the Company shall mail a Company Notice of the Change of Control by first class mail to the Trustee and to each Holder (and to beneficial owners as required by applicable law). The Company Notice shall include a form of Change of Control Purchase Notice to be completed by the Holder and shall state:

                  (i) briefly, the events causing a Change of Control and the date of such Change of Control;

                  (ii) the date by which the Change of Control Purchase Notice pursuant to this Section 3.08 must be delivered to the Paying Agent in order for a Holder to exercise the repurchase rights;

                  (iii) the Change of Control Purchase Date;

                  (iv) the Change of Control Purchase Price;

                  (v) whether the Change of Control Purchase Price will be paid in cash or Applicable Stock, or a combination thereof;

                  (vi) the name and address of the Paying Agent and the Conversion Agent;

                  (vii) the Conversion Rate;

                  (viii) that the Securities as to which a Change of Control Purchase Notice has been given may be converted if they are otherwise convertible pursuant to Article 10 hereof only if the Change of Control Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

                  (ix) that the Securities must be surrendered to the Paying Agent to collect payment;

                  (x) that the Change of Control Purchase Price for any Security as to which a Change of Control Purchase Notice has been duly given and not withdrawn will be paid promptly following the later of the Change of Control Purchase Date and the time of surrender of such Security as described in clause (ix);

                  (xi) briefly, the procedures the Holder must follow to exercise rights under this Section 3.08;

                  (xii) briefly, the conversion rights, if any, on the Securities;

                  (xiii) the procedures for withdrawing a Change of Control Purchase Notice;

                  (xiv) that, unless the Company defaults in making payment of such Change of Control Purchase Price, Interest, Contingent Interest and Liquidated Damages, if any, on Securities surrendered for purchase by the Company will cease to accrue on and after the Change of Control Purchase Date; and

                  (xv) the CUSIP number(s) of the Securities.

         In the event the Company has elected to pay the Change of Control Purchase Price (or a specified percentage thereof), with shares of Applicable Stock, the Company Notice shall:

         (1) state that each Holder will receive a number of shares of Applicable Stock equal to the quotient obtained by dividing
                  (i) the portion of the Change of Control Purchase Price, as the case may be, to be paid in shares of Applicable Stock, by
                  (ii) 95% of the Market Price (except any cash amount to be paid in lieu of fractional shares);

         (2) set forth the method of calculating the Market Price of the shares of Applicable Stock; and

         (3) state that because the Market Price of shares of Applicable Stock will be determined prior to the Change of Control Purchase Date Holders of the Securities will bear the market risk with respect to the value of the shares of Applicable Stock to be received from the date such Market Price is determined to the Change of Control Purchase Date.

         At the Company's request, the Trustee shall give such Company Notice in the Company's name and at the Company's expense; provided, however, that, in all cases, the text of such Company Notice shall be prepared by the Company.

         (c) A Holder may exercise its rights specified in Section 3.08(a) upon delivery of a written notice of purchase (a "CHANGE OF CONTROL PURCHASE NOTICE") to the Paying Agent at any time on or prior to the close of business on the Business Day immediately preceding the Change of Control Purchase Date stating:

                  (i) the certificate number of the Security which the Holder will deliver to be purchased or the appropriate Depositary procedures if Certificated Securities have not been issued;

                  (ii) the portion of the principal amount of the Security which the Holder will deliver to be purchased, which portion must be $1,000 or an integral multiple of $1,000;

                  (iii) that such Security shall be purchased pursuant to the terms and conditions specified in Section 6 of the Securities and in this Indenture; and

                  (iv) in the event the Company elects, pursuant to Section 3.09, to pay the Change of Control Purchase Price, in whole or in part, in shares of Applicable Stock but such portion of the Change of Control Purchase Price shall ultimately be paid to such Holder entirely in cash because any of the conditions to payment of the Change of Control Purchase Price in shares of Applicable Stock is not satisfied prior to the close of business on the third Business Day prior to the relevant Change of Control Purchase Date, as set forth in Section 3.09, whether such Holder elects (i) to withdraw such Change of Control Purchase Notice as to some or all of the Securities to which such Change of Control Purchase Notice relates (stating the principal amount and certificate numbers, if any, of the Securities as to which such withdrawal shall relate), or (ii) to receive cash in respect of the entire Change of Control Purchase Price for all Securities (or portions thereof) to which such Change of Control Purchase Notice relates.

         The delivery of such Security to the Paying Agent with the Change of Control Purchase Notice (together with all necessary endorsements) at the offices of the Paying Agent shall be a condition to the receipt by the Holder of the Change of Control Purchase Price therefor; provided, however, that such Change of Control Purchase Price shall be so paid pursuant to this Section 3.08 and Section 3.09 only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof set forth in the related Change of Control Purchase Notice.

         If a Holder, in such Holder's Change of Control Purchase Notice and in any written notice of withdrawal delivered by such Holder pursuant to the terms of Section 3.12, fails to indicate such Holder's choice with respect to the election set forth in Section 3.08(c)(iv), such Holder shall be deemed to have elected to receive cash in respect of the entire Change of Control Purchase Price for all Securities subject to such Change of Control Purchase Notice in the circumstances set forth in such Section 3.08(c)(iv).

         The Company shall purchase from the Holder thereof, pursuant to this
Section 3.08 and Section 3.09, a portion of a Security if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security.

         Any purchase by the Company contemplated pursuant to the provisions of this Section 3.08 and Section 3.09 shall be consummated by the delivery of the consideration to be received by the Holder on the Change of Control Purchase Date.

         Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Change of Control Purchase Notice contemplated by this
Section 3.08(c) shall have the right to withdraw such Change of Control Purchase Notice at any time prior to the close of business on the last Business Day immediately preceding the Change of Control Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.12.

         The Paying Agent shall promptly notify the Company of the receipt by it of any Change of Control Purchase Notice or written withdrawal thereof.

         Section 3.09. Company's Right To Elect Manner Of Payment Of Change Of Control Purchase Price For Payment. (a) The Securities to be purchased on any Change of Control Purchase Date pursuant to Section 3.08 may be paid for, in whole or in part, at the election of the Company, in U.S. legal tender ("CASH") or shares of Applicable Stock, or in any combination of cash and shares of Applicable Stock, subject to the conditions set forth in Sections 3.08(b) and 3.09(c); provided that if the Company is not permitted, pursuant to the terms of the Credit Agreement or any other agreement or indebtedness, or does not obtain the consent of the lenders or other parties to such agreements, as may be required by such agreements, to pay cash for any portion of the Securities to be purchased on any Change of Control Purchase Date, the Company shall elect to pay for all such Securities solely in shares of Applicable Stock. The Company shall designate, in the Company Notice delivered pursuant to Section 3.08(b), whether the Company will purchase the Securities for cash or shares of Applicable Stock, or, if a combination thereof, the percentages of the Change of Control Purchase Price of Securities in respect of which it will pay in cash or shares of Applicable Stock; provided that the Company will pay cash for fractional interests in shares of Applicable Stock. For purposes of determining the existence of potential fractional interests, all Securities subject to purchase by the Company held by a Holder shall be considered together (no matter how many separate certificates are to be presented). Each Holder whose Securities are purchased pursuant to Section 3.08 shall receive the same percentage of cash or shares of Applicable Stock in payment of the Change of Control Purchase Price for such Securities, except (i) as provided in this Section 3.09(a) with regard to the payment of cash in lieu of fractional shares of Applicable Stock and (ii) in the event that the Company is unable to purchase the Securities of a Holder or Holders for shares of Applicable Stock because any necessary qualifications or registrations of the shares of Applicable Stock under applicable state securities laws cannot be obtained, or because the conditions to purchasing the Securities for shares of Applicable Stock set forth in Section 3.09(c) have not been satisfied, the Company may purchase the Securities of such Holder or Holders for cash. The Company may not change its election with respect to the consideration (or components or percentages of components thereof) to be paid once the Company has given its Company Notice to Holders except pursuant to
Section 3.09(b) or pursuant to Section 3.09(c) in the event of a failure to satisfy, prior to the close of business on the Business Day immediately preceding the Change of Control Purchase Date any condition to the payment of the Change of Control Purchase Price in whole or in part, in shares of Applicable Stock.

         At least three Business Days before each Company Notice Date, the Company shall deliver an Officers' Certificate to the Trustee specifying:

                  (i) the manner of payment selected by the Company,

                  (ii) the information required by Section 3.08(b) in the Company Notice,

                  (iii) if the Company elects to pay the Change of Control Purchase Price or a specified percentage thereof, in shares of Applicable Stock, that the conditions to such manner of payment set forth in Section 3.09(c) have been or will be complied with, and

                  (iv) whether the Company desires the Trustee to give the Company Notice required by Section 3.08(b).

         (b) Purchase with Cash. At the option of the Company, the Change of Control Purchase Price of Securities in respect of which a Change of Control Purchase Notice pursuant to Section 3.08(c) has been given, or a specified percentage thereof, may be paid by the Company with cash equal to the aggregate Change of Control Purchase Price of such Securities. The Change of Control Purchase Price of Securities in respect of which a Change of Control Purchase Notice pursuant to Section 3.08(c) has been given shall, for all other Change of Control Purchase Dates be paid in cash. The Company Notice, as provided in
Section 3.08(b), shall be sent to Holders (and to beneficial owners as required by applicable law) not less than 20 Business Days prior to such Change of Control Purchase Date (the "COMPANY NOTICE DATE").

         (c) Payment by Issuance of Shares of Applicable Stock. At the option of the Company, the Change of Control Purchase Price of Securities in respect of which a Change of Control Purchase Notice pursuant to Section 3.08(c) has been given, or a specified percentage thereof, may be paid by the Company by the issuance of a number of shares of Applicable Stock equal to the quotient obtained by dividing (i) the portion of the Change of Control Purchase Price to be paid in shares of Applicable Stock determined by the Company in the Company Notice by (ii) 95% of the Market Price, subject to the next succeeding paragraph.

         The Company will not issue fractional shares of Applicable Stock in payment of the Change of Control Purchase Price. Instead, the Company will pay cash based on the current Market Price for all fractional shares. It is understood that if a Holder elects to have more than one Security purchased, the number of shares of Applicable Stock shall be based on the aggregate amount of Securities to be purchased.

         If the Company elects to purchase the Securities by the issuance of shares of Applicable Stock or in any combination of cash and Applicable Stock, the Company Notice, as provided in Section 3.08(b), shall be sent to the Holders (and to beneficial owners as required by applicable law) not later than the Company Notice Date.

         The Company's right to exercise its election to purchase Securities through the issuance of shares of Applicable Stock shall be conditioned upon:

                  (i) the Company's not having given its Company Notice of an election to pay entirely in cash and its giving of timely Company Notice of an election to purchase all or a specified percentage of the Securities with shares of Applicable Stock as provided herein;

                  (ii) the registration of such shares of Applicable Stock under the Securities Act and the Exchange Act, in each case, if required;

                  (iii) the approval for listing of such shares of Applicable Stock on a national securities exchange or the approval for quotation of such shares of Applicable Stock in an inter-dealer quotation system of any registered United States national securities association;

                  (iv) any necessary qualification or registration under applicable state securities laws or the availability of an exemption from such qualification and registration; and

                  (v) the receipt by the Trustee of an Officers' Certificate and an Opinion of Counsel each stating that (A) the terms of the issuance of the shares of Applicable Stock are in conformity with this Indenture and (B) the shares of Applicable Stock to be issued by the Company in payment of the Change of Control Purchase Price in respect of Securities have been duly authorized and, when issued and delivered pursuant to the terms of this Indenture in payment of the Change of Control Purchase Price, in respect of the Securities, will be validly issued, fully paid and non-assessable and, to the best of such counsel's knowledge, free from preemptive rights, and, in the case of such Officers' Certificate, stating that the conditions above and the condition set forth in the second succeeding sentence have been satisfied and, in the case of such Opinion of Counsel, stating that the conditions in clauses (ii) through (iv) above have been satisfied. Such Officers' Certificate shall also set forth the number of shares of Applicable Stock to be issued for each $1,000 principal amount of Securities and the Sale Price of a share of Applicable Stock on each Trading Day during the period commencing on the first Trading Day of the period during which the Market Price is calculated and ending on the third day prior to the applicable Change of Control Purchase Date.

         If the foregoing conditions are not satisfied with respect to a Holder or Holders prior to the close of business on the last day prior to the Change of Control Purchase Date and the Company has elected to purchase the Securities pursuant to this Section 3.09 through the issuance of shares of Applicable Stock, the Company shall pay the entire Change of Control Purchase Price of the Securities of such Holder or Holders in cash.

         Upon determination of the actual number of shares of Applicable Stock to be issued upon redemption or repurchase of Securities, the Company shall be required to disseminate a press release through Dow Jones & Company, Inc. or Bloomberg Business News containing this information or publish the information on the Company's Web site or through such other public medium as the Company may use at that time.

         Section 3.10. Covenants of the Company. All shares of Common Stock delivered upon purchase of the Securities shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and nonassessable, and shall be free from preemptive rights and free of any lien or adverse claim.

         Section 3.11. Taxes. If a Holder of a purchased Security is paid in shares of Applicable Stock, the Company shall pay any documentary, stamp or similar issue or transfer tax due on such issue of Applicable Stock; provided that the Holder shall pay any such tax which is due because the Holder requests the Applicable Stock to be issued in a name other than the Holder's name. The Paying Agent may refuse to deliver the certificates representing the shares of Applicable Stock being issued in a name other than the Holder's name until the Paying Agent receives a sum sufficient to pay any tax which will be due because the shares of Applicable Stock are to be issued in a name other than the Holder's name. Nothing herein shall preclude any income tax withholding required by law or regulations.

         Section 3.12. Effect Of Purchase Notice Or Change Of Control Purchase Notice. (a) Upon receipt by the Paying Agent of the Purchase Notice or Change of Control Purchase Notice specified in Section 3.07(1) or Section 3.08(c), as applicable, the Holder of the Security in respect of which such Purchase Notice or Change of Control Purchase Notice, as the case may be, was given shall (unless such Purchase Notice or Change of Control Purchase Notice, as the case may be, is withdrawn as specified in the following two paragraphs) thereafter be entitled solely to receive the Purchase Price or Change of Control Purchase Price, as the case may be, with respect to such Security. Such Purchase Price or Change of Control Purchase Price shall be paid to such Holder, subject to receipts of funds and/or securities by the Paying Agent, promptly following the later of (x) the Purchase Date or the Change of Control Purchase Date, as the case may be, with respect to such Security (provided the conditions in Section 3.07(1) or Section 3.08(c), as applicable, have been satisfied) and (y) the time of delivery of such Security to the Paying Agent by the Holder thereof in the manner required by Section 3.07 or Section 3.08(c), as applicable. Securities in respect of which a Purchase Notice or Change of Control Purchase Notice has been given by the Holder thereof may not be converted pursuant to Article 10 hereof on or after the date of the delivery of such Purchase Notice or Change of Control Purchase Notice unless such Purchase Notice or Change of Control Purchase Notice has first been validly withdrawn as specified in the following two paragraphs.

         (b) A Purchase Notice or Change of Control Purchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Purchase Notice or Change of Control Purchase Notice, as the case may be, at any time prior to the close of business on the Business Day immediately preceding the Purchase Date or Change of Control Purchase Date, as the case may be, specifying:

         (1) the certificate number, if any, of the Security in respect of which such notice of withdrawal is being submitted,

         (2) the principal amount of the Security with respect to which such notice of withdrawal is being submitted, and

         (3) the principal amount, if any, of such Security which remains subject to the original Purchase Notice or Change of Control Purchase Notice, as the case may be, and which has been or will be delivered for purchase by the Company.

         (c) A written notice of withdrawal of a Change of Control Purchase Notice may be in the form set forth in Section 3.12(b) or may be in the form of a conditional withdrawal contained in a Change of Control Purchase Notice pursuant to the terms of Section 3.08(c)(iv).

         (d) There shall be no purchase of any Securities pursuant to Section
3.07 or 3.08 if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such Securities, of the required Purchase Notice or Change of Control Purchase Notice, as the case may be) and is continuing an Event of Default (other than a default in the payment of the Purchase Price or Change of Control Purchase Price, as the case may be, with respect to such Securities). The Paying Agent will promptly return to the respective Holders thereof any Securities (x) with respect to which a Purchase Notice or Change of Control Purchase Notice, as the case may be, has been withdrawn in compliance with this Indenture, or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Purchase Price or Change of Control Purchase Price, as the case may be, with respect to such Securities) in which case, upon such return, the Purchase Notice or Change of Control Purchase Notice with respect thereto shall be deemed to have been withdrawn.

         Section 3.13. Deposit Of Purchase Price Or Change Of Control Purchase Price. Prior to 10:00 a.m. (local time in the City of New York) on the Business Day following the Purchase Date or the Change of Control Purchase Date, as the case may be, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.04) an amount of cash (in immediately available funds if deposited on such Business Day) or Applicable Stock, if permitted hereunder, sufficient to pay the aggregate Purchase Price or Change of Control Purchase Price, as the case may be, of all the Securities or portions thereof which are to be purchased as of the Purchase Date or Change of Control Purchase Date, as the case may be.

         As soon as practicable after the Purchase Date or Change of Control Purchase Date, as the case may be, the Company shall deliver to each Holder entitled to receive shares of Applicable Stock through the Paying Agent, a certificate for the number of full shares of Applicable Stock issuable in payment of the Purchase Price or Change of Control Purchase Price, as the case may be, and cash in lieu of any fractional interests. The person in whose name the certificate for the shares of Applicable Stock is registered shall be treated as a holder of record of Applicable Stock on the Business Day following the Purchase Date or Change of Control Purchase Date, as the case may be. Subject to Section 3.09(c), no payment or adjustment will be made for dividends on the shares of Applicable Stock the record date for which occurred on or prior to the Purchase Date or Change of Control Purchase Date, as the case may be.

         Section 3.14. Securities Purchased In Part. Any Certificated Security which is to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered which is not purchased.

         Section 3.15. Covenant To Comply With Securities Laws Upon Purchase Of Securities. When complying with the provisions of Section 3.07 or 3.08 hereof (provided that such offer or purchase constitutes an "issuer tender offer" for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), and subject to any exemptions available under applicable law, the Company shall (i) comply with Rule 13e-4 and Rule 14e-1 (or any successor provision) under the Exchange Act, (ii) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, and (iii) otherwise comply with all Federal and state securities laws so as to permit the rights and obligations under Sections 3.07 and 3.08 to be exercised in the time and in the manner specified in Sections 3.07 and 3.08.

         Section 3.16. Repayment To The Company. The Trustee and the Paying Agent shall return to the Company any cash or shares of Common Stock that remain unclaimed as provided in Section 13 of the Securities, together with interest or dividends, if any, thereon (subject to the provisions of Section 7.01(f)), held by them for the payment of the Purchase Price or Change of Control Purchase Price, as the case may be; provided, however, that to the extent that the aggregate amount of cash or shares of Common Stock deposited by the Company pursuant to Section 3.13 exceeds the aggregate Purchase Price or Change of Control Purchase Price, as the case may be, of the Securities or portions thereof which the Company is obligated to purchase as of the Purchase Date or Change of Control Purchase Date, as the case may be, then, unless otherwise agreed in writing with the Company, promptly after the Business Day following the Purchase Date or Change of Control Purchase Date, as the case may be, the Trustee shall return any such excess to the Company together with interest or dividends, if any, thereon (subject to the provisions of Section 7.01(f)).

                                   ARTICLE 4
                                    COVENANTS

         Section 4.01. Payment of Securities. The Company shall promptly make all payments in respect of the Securities on the dates and in the manner provided in the Securities or pursuant to this Indenture. Any amounts of cash in immediately available funds or shares of Applicable Stock to be given to the Trustee or Paying Agent, shall be deposited with the Trustee or Paying Agent by 10:00 a.m., New York City time, by the Company. The principal amount of, and Interest, Contingent Interest, if any, and Liquidated Damages, if any, on the Securities, and the Redemption Price, Purchase Price and the Change of Control Purchase Price shall be considered paid on the applicable date due if on such date (or, in the case of a Purchase Price or Change of Control Purchase Price, on the Business Day following the applicable Purchase Date or Change of Control Purchase Date, as the case may be) the Trustee or the Paying Agent holds, in accordance with this Indenture, cash or securities, if permitted hereunder, sufficient to pay all such amounts then due.

         Section 4.02. SEC And Other Reports. The Company shall file with the Trustee, within 15 days after it files such annual and quarterly reports, information, documents and other reports with the SEC, copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to
Section 13 or 15(d) of the Exchange Act. In the event the Company is at any time no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, it shall continue to provide the Trustee with reports containing substantially the same information as would have been required to be filed with the SEC had the Company continued to have been subject to such reporting requirements. In such event, such reports shall be provided at the times the Company would have been required to provide reports had it continued to have been subject to such reporting requirements. The Company also shall comply with the other provisions of TIA Section 314(a). Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely conclusively on Officers' Certificates).

         Section 4.03. Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ending in January 2004) an Officers' Certificate, stating whether or not to the knowledge of the signers thereof, the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

         Section 4.04. Further Instruments And Acts. The Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

         Section 4.05. Maintenance Of Office Or Agency. The Company will maintain in the Borough of Manhattan, the City of New York, an office or agency of the Trustee, Registrar, Paying Agent and Conversion Agent where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer, exchange, purchase, redemption or conversion and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The office of The Bank of New York, located at c/o Depository Trust Company, 1st Floor, TADS Dept., 55 Water Street, New York, NY 10041, shall initially be such office or agency for all of the aforesaid purposes. The Company shall give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency (other than a change in the location of the office of the Trustee). If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 13.02.

         The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York, for such purposes.

         Section 4.06. Delivery Of Certain Information. At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, upon the request of a Holder or any beneficial owner of Securities or holder or beneficial owner of shares of Common Stock issued upon conversion thereof, or in accordance with Section 3.08(c), the Company will promptly furnish or cause to be furnished Rule 144A Information (as defined below) to such Holder or any beneficial owner of Securities or holder or beneficial owner of shares of Common

Stock, or to a prospective purchaser of any such security designated by any such holder, as the case may be, to the extent required to permit compliance by such Holder or holder with Rule 144A under the Securities Act in connection with the resale of any such security. "RULE 144A INFORMATION" shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act. Whether a person is a beneficial owner shall be determined by the Company to the Company's reasonable satisfaction.

         Section 4.07. Liquidated Damages Notice. In the event that the Company is required to pay Liquidated Damages to holders of Securities pursuant to the Registration Rights Agreement, the Company will provide written notice ("LIQUIDATED DAMAGES NOTICE") to the Trustee of its obligation to pay Liquidated Damages no later than fifteen days prior to the proposed payment date for the Liquidated Damages, and the Liquidated Damages Notice shall set forth the amount of Liquidated Damages to be paid by the Company on such payment date. The Trustee shall not at any time be under any duty to any holder of Securities to determine the Liquidated Damages, or with respect to the nature, extent or calculation of the amount of Liquidated Damages when made, or with respect to the method employed in such calculation of the Liquidated Damages.

                                   ARTICLE 5
                                SUCCESSOR PERSON

         Section 5.01. When Company May Merge Or Transfer Assets. The Company shall not consolidate with or merge with or into any other Person or convey, transfer, sell, lease or otherwise dispose of all or substantially all of its properties and assets to any person, unless:

                  (a) either (1) the Company shall be the continuing corporation or (2) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance, transfer or lease all or substantially all of the properties and assets of the Company (i) shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and (ii) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all of the obligations of the Company under the Securities and this Indenture;

                  (b) immediately after giving effect to such transaction, no Event of Default, and no event that, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

                  (c) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article 5 and that all conditions precedent herein provided for relating to such transaction have been satisfied.

         For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of the properties and assets of one or more Subsidiaries (other than to the Company or another Subsidiary), which, if such assets were owned by the Company, would constitute all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

         The successor Person formed by such consolidation or into which the Company is merged or the successor Person to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor had been named as the Company herein; and thereafter, except in the case of a lease and obligations the Company may have under a supplemental indenture, the Company shall be discharged from all obligations and covenants under this Indenture and the Securities. Subject to Section 9.06, the Company, the Trustee and the successor Person shall enter into a supplemental indenture to evidence the succession and substitution of such successor Person and such discharge and release of the Company.

                                   ARTICLE 6
                              DEFAULTS AND REMEDIES

         Section 6.01. Events Of Default. So long as any Securities are outstanding, each of the following shall be an "Event of Default":

         (1) following the exercise by the Holder of the right to convert a Security in accordance with Article 10 hereof, the Company (x) fails to deliver the cash, if any, required to be delivered as part of the applicable Conversion Settlement Distribution on the applicable Conversion Settlement Date or (y) fails to deliver the Common Stock required to be delivered as part of the applicable Conversion Settlement Distribution on the applicable Conversion Settlement Date as required pursuant to Section 10.02(d)(ii);

         (2) the Company defaults in its obligation to repurchase any Security, or any portion thereof, upon the exercise by the Holder of such Holder's right to require the Company to purchase such Securities pursuant to and in accordance with Section 3.07 or 3.08 hereof, whether or not prohibited by Article 12 hereof;

         (3) the Company defaults in its obligation to redeem any Security, or any portion thereof, called for redemption by the Company pursuant to and in accordance with Section 3.01 hereof, whether or not prohibited by Article 12 hereof;

         (4) the Company defaults in the payment of the principal amount of any Security when the same becomes due and payable at its Stated Maturity or the payment of any portion of the principal amount of any Security, when the same becomes due and payable, whether or not prohibited by
         Article 12 hereof;

         (5) the Company defaults in the payment of any Interest, Contingent Interest or Liquidated Damages when due and payable, and continuance of such default for a period of 30 days, whether or not prohibited by
         Article 12 hereof;

         (6) the Company fails to comply with any of its agreements or covenants in the Securities or this Indenture (other than those referred to in clause (1) through clause (5) above) and such failure continues for 60 days after receipt by the Company of a Notice of Default;

         (7) a failure to pay when due at maturity or a default, event of default or other similar condition or event (however described) that results in the acceleration of maturity of any indebtedness for borrowed money of the Company or any Designated Subsidiary (including, without limitation, the Credit Agreement) in an aggregate amount of $5 million or more, unless the acceleration is rescinded, stayed or annulled within 30 days after written notice of default is given to the Company by the Trustee or Holders of not less than 25% in aggregate principal amount of the Securities then outstanding;

         (8) the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Company or any of its Subsidiaries that is a Designated Subsidiary or any group of two or more Subsidiaries that, taken as a whole, would constitute a Designated Subsidiary, in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or (ii) a decree or order adjudging the Company or any of its Subsidiaries that is a Designated Subsidiary or any group of two or more Subsidiaries that, taken as a whole, would constitute a Designated Subsidiary, a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any of its Subsidiaries that is a Designated Subsidiary or any group of two or more Subsidiaries that, taken as a whole, would constitute a Designated Subsidiary, under any applicable law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; and

         (9) the commencement by the Company or any of its Subsidiaries that is a Designated Subsidiary or any group of two or more Subsidiaries that, taken as a whole, would constitute a Designated Subsidiary, of a voluntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Company or any of its Subsidiaries that is a Designated Subsidiary or any group of two or more Subsidiaries that, taken as a whole, would constitute a Designated Subsidiary, to the entry of a decree or order for relief in respect of the Company or any of its Subsidiaries that is a Designated Subsidiary or any group of two or more Subsidiaries that, taken as a whole, would constitute a Designated Subsidiary, in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company, or the filing by the Company or any of its Subsidiaries that is a Designated Subsidiary or any group of two or more Subsidiaries that, taken as a whole, would constitute a Designated Subsidiary, of a petition or answer or consent seeking reorganization or relief under any applicable law, or the consent by the Company to the filing of such petition or to the appointment of or the taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or the making by the Company or any of its Subsidiaries that is a Designated Subsidiary or any group of two or more Subsidiaries that, taken as a whole, would constitute a Designated Subsidiary, of an assignment for the benefit of creditors, or the admission by the Company or any of its Subsidiaries that is a Designated Subsidiary or any group of two or more Subsidiaries that, taken as a whole, would constitute a Designated Subsidiary, in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or any of its Subsidiaries that is a Designated Subsidiary or any group of two or more Subsidiaries that, taken as a whole, would constitute a Designated Subsidiary, expressly in furtherance of any such action.

         For the avoidance of doubt, clause (6) above shall not constitute an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in aggregate principal amount of the Securities at the time outstanding notify the Company and the Trustee, of such default and the Company does not cure such default (and such default is not waived) within the time specified in clause (6) above after actual receipt of such notice. Any such notice must specify the default, demand that it be remedied and state that such notice is a "NOTICE OF DEFAULT."

         The Trustee shall, within 90 days of the occurrence of an Event of Default, give to the Holders of the Securities notice of all uncured Events of Defaults known to it and written notice of any event which with the giving of notice or the lapse of time, or both, would become an Event of Default, its status and what action the Company is taking or proposes to take with respect thereto; provided, however, the Trustee shall be protected in withholding such notice if it, in good faith, determines that the withholding of such notice is in the best interest of such Holders, except in the case of an Event of Default specified in clauses (1) through (5) of this Section 6.01.

         Section 6.02. Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(8) or 6.01(9) with respect to the Company) occurs and is continuing (the default not having been cured or waived), the Trustee by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Securities at the time outstanding by notice to the Company and the Trustee, may declare the principal amount of the Securities and any accrued and unpaid Interest, any accrued and unpaid Contingent Interest, if any, and accrued and unpaid Liquidated Damages, if any, on all the Securities to be immediately due and payable. Upon such a declaration, such accelerated amount shall be due and payable immediately. If an Event of Default specified in
Section 6.01(8) or 6.01(9) with respect to the Company occurs and is continuing, the principal amount of the Securities and any accrued and unpaid Interest, any accrued and unpaid Contingent Interest, if any, and accrued and unpaid Liquidated Damages, if any, on all the Securities shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders. The Holders of a majority in aggregate principal amount of the Securities at the time outstanding, by notice to the Trustee (and without notice to any other Securityholder) may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of the principal amount of the Securities and any accrued and unpaid Interest, any accrued and unpaid Contingent Interest, if any, and accrued and unpaid Liquidated Damages, if any, that have become due solely as a result of acceleration and if all amounts due to the Trustee under Section
7.07 have been paid. No such rescission shall affect any subsequent Event of Default or impair any right consequent thereto.

         Section 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of the principal amount of the Securities and any accrued and unpaid Interest, any accrued and unpaid Contingent Interest, if any, and accrued and unpaid Liquidated Damages, if any, on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

         The Trustee may maintain a proceeding even if the Trustee does not possess any of the Securities or does not produce any of the Securities in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of, or acquiescence in, the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

         Section 6.04. Waiver Of Past Defaults. The Holders of a majority in aggregate principal amount of the Securities at the time outstanding, by notice to the Trustee (and without notice to any other Securityholder), may waive an existing or past Event of Default and its consequences except (1) an Event of Default described in Section 6.01 clauses (1) through (5) or (2) an Event of Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Securityholder affected. When an Event of Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Event of Default or impair any consequent right. This Section 6.04 shall be in lieu of Section 316(a)1(B) of the TIA and such Section 316(a)1(B) is hereby expressly excluded from this Indenture, as permitted by the TIA.

         Section 6.05. Control By Majority. The Holders of a majority in aggregate principal amount of the Securities at the time outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines in good faith is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability unless the Trustee is offered indemnity satisfactory to it. This Section 6.05 shall be in lieu of Section 316(a)1(A) of the TIA and such
Section 316(a)1(A) is hereby expressly excluded from this Indenture, as permitted by the TIA.

         Section 6.06. Limitation On Suits. A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

         (1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

         (2) the Holders of at least 25% in aggregate principal amount of the Securities at the time outstanding make a written request to the Trustee to pursue the remedy;

         (3) such Holder or Holders offer to the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense;

         (4) the Trustee does not comply with the request within 60 days after receipt of such notice, request and offer of security or indemnity; and

         (5) the Holders of a majority in aggregate principal amount of the Securities at the time outstanding do not give the Trustee a direction inconsistent with the request during such 60-day period.

         A Securityholder may not use this Indenture to prejudice the rights of any other Securityholder or to obtain a preference or priority over any other Securityholder.

         Section 6.07. Rights Of Holders To Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the principal amount of the Securities and any accrued and unpaid Interest, any accrued and unpaid Contingent Interest, if any, and accrued and unpaid Liquidated Damages, if any, in respect of the Securities held by such Holder, on or after the respective due dates expressed in the Securities or any Redemption Date, Purchase Date or Change of Control Purchase Date, and to convert the Securities in accordance with Article 10, or to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, shall not be impaired or affected adversely without the consent of such Holder.

         Section 6.08. Collection Suit By Trustee. If an Event of Default described in Section 6.01 clauses (1) through (5) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount owing with respect to the Securities and the amounts provided for in Section 7.07.

         Section 6.09. Trustee May File Proofs Of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal amount of the Securities and any accrued and unpaid Interest, any accrued and unpaid Contingent Interest, if any, and accrued and unpaid Liquidated Damages, if any, in respect of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of any such amount) shall be entitled and empowered, by intervention in such proceeding or otherwise:

         (a) to file and prove a claim for the whole principal amount of the Securities and any accrued and unpaid Interest, any accrued and unpaid Contingent Interest, if any, and accrued and unpaid Liquidated Damages, if any, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel or any other amounts due the Trustee under Section 7.07) and of the Holders allowed in such judicial proceeding, and

         (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07.

         Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

         Section 6.10. Priorities. If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

         FIRST: to the Trustee for amounts due under Section 7.07;

         SECOND: to Securityholders for amounts due and unpaid on the Securities for the principal amount of the Securities and any accrued and unpaid Interest, any accrued and unpaid Contingent Interest, if any, and accrued and unpaid Liquidated Damages, if any, as the case may be, ratably, without preference or priority of any kind, according to such amounts due and payable on the Securities; and

         THIRD: the balance, if any, to the Company.

         The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.10. At least 15 days before such record date, the Trustee shall mail to each Securityholder and the Company a notice that states the record date, the payment date and the amount to be paid.

         Section 6.11. Undertaking For Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant (other than the Trustee) in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section
6.07 or a suit by Holders of more than 10% in aggregate principal amount of the Securities at the time outstanding. This Section 6.11 shall be in lieu of
Section 315(e) of the TIA and
such Section 315(e) is hereby expressly excluded from this Indenture, as permitted by the TIA.

         Section 6.12. Waiver Of Stay, Extension Or Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company from paying all or any portion of the principal amount of the Securities and any accrued and unpaid Interest, any accrued and unpaid Contingent Interest, if any, and accrued and unpaid Liquidated Damages, if any, on Securities, as contemplated herein, or which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                   ARTICLE 7
                                     TRUSTEE

         Section 7.01. Duties Of Trustee. The duties and responsibilities of the Trustee shall be as provided by the TIA and as set forth herein.

         (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

         (b) Except during the continuance of an Event of Default:

         (1) the Trustee need perform only those duties that are specifically set forth in this Indenture and no others; and

         (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture, but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture, but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein. This

                  Section 7.01(b) shall be in lieu of Section 315(a) of the TIA and such Section 315(a) is hereby expressly excluded from this Indenture, as permitted by the TIA.

         (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

         (1)      this Section (c) does not limit the effect of Section 7.01(b);

         (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

         (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

         Subparagraphs (c)(1), (2) and (3) shall be in lieu of Sections 315(d)(1), 315(d)(2) and 315(d)(3) of the TIA and such Sections 315(d)(1),
315(d)(2) and 315(d)(3) are hereby expressly excluded from this Indenture, as permitted by the TIA.

         (d) Every provision of this Indenture that in any way relates to the Trustee is subject to this Section 7.01.

         (e) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

         (f) Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee (acting in any capacity hereunder) shall be under no liability for interest on any money received by it hereunder unless otherwise agreed in writing with the Company.

         (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

         Section 7.02. Rights Of Trustee. Subject to its duties and responsibilities under the TIA.

         (a) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document (whether in original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper party or parties;

         (b) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers' Certificate;

         (c) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

         (d) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith which it believes to be authorized or within its rights or powers conferred under this Indenture;

         (e) the Trustee may consult with counsel selected by it and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

         (f) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby;

         (g) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

         (h) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

         (i) the Trustee shall not be deemed to have notice of any default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture;

         (j) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other person employed to act hereunder; and

         (k) the Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

         Section 7.03. Individual Rights Of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, Conversion Agent or co-registrar may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

         Section 7.04. Trustee's Disclaimer. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use or application of the proceeds from the Securities, it shall not be responsible for any statement in the registration statement for the Securities under the Securities Act or in any offering document for the Securities, the Indenture or the Securities (other than its certificate of authentication), or the determination as to which beneficial owners are entitled to receive any notices hereunder.

         Section 7.05. Notice Of Defaults. If a default or Event of Default occurs and if it is known to the Trustee, the Trustee shall give to each Securityholder notice of the default or Event of Default within 90 days after it occurs or, if later, within 15 days after it is known to the Trustee, unless such default or Event of Default shall have been cured or waived before the giving of such notice. Notwithstanding the preceding sentence, except in the case of a default or Event of Default described in Section 6.01 clauses (1) through (5), the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interest of the Securityholders. The preceding sentence shall be in lieu of the proviso to Section 315(b) of the TIA and such proviso is hereby expressly excluded from this Indenture, as permitted by the TIA. The Trustee shall not be deemed to have knowledge of a default or Event of Default unless a Responsible Officer of the

Trustee has received written notice of such default or Event of Default, which notice specifically references this Indenture and the Securities.

         Section 7.06. Reports By Trustee To Holders. Within 75 days after each December 31 beginning with the December 31 following the date of this Indenture, the Trustee shall mail to each Securityholder a brief report dated as of such December 31 that complies with TIA Section 313(a), if required by such Section 313(a). The Trustee also shall comply with TIA Section 313(b).

         A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each securities exchange, if any, on which the Securities are listed. The Company agrees to notify the Trustee promptly whenever the Securities become listed on any securities exchange and of any delisting thereof.

         Section 7.07. Compensation And Indemnity. The Company agrees:

         (a) to pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree in writing for all services rendered by it hereunder (which compensation shall not be limited (to the extent permitted by law) by any provision of law in regard to the compensation of a trustee of an express trust);

         (b) to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses, advances and disbursements of its agents and counsel), except any such expense, disbursement or advance as shall be determined to have been caused by its own negligence or willful misconduct; and

         (c) to indemnify the Trustee or any predecessor Trustee and their agents for, and to hold them harmless against, any loss, damage, claim, liability, cost or expense (including reasonable attorney's fees and expenses, and taxes (other than taxes based upon, measured by or determined by the income of the Trustee)) incurred without negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder.

         To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay the principal amount of, or the Redemption Price, Purchase Price, Change of Control Purchase Price, Interest, Contingent Interest or Liquidated Damages, if any, as the case may be, on particular Securities.

         The Company's payment obligations pursuant to this Section 7.07 shall survive the discharge of this Indenture and the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of an Event of Default specified in Section 6.01(8) or 6.01(9), the expenses, including the reasonable charges and expenses of its counsel, are intended to constitute expenses of administration under any bankruptcy law.

         Section 7.08. Replacement Of Trustee. The Trustee may resign by so notifying the Company; provided, however, no such resignation shall be effective until a successor Trustee has accepted its appointment pursuant to this Section
7.08. The Holders of a majority in aggregate principal amount of the Securities at the time outstanding may remove the Trustee by so notifying the Trustee and the Company. The Company shall remove the Trustee if:

         (1)      the Trustee fails to comply with Section 7.10;

         (2)      the Trustee is adjudged bankrupt or insolvent;

         (3) a receiver or public officer takes charge of the Trustee or its property; or

         (4)      the Trustee otherwise becomes incapable of acting.

         If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint, by resolution of its Board of Directors, a successor Trustee.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company satisfactory in form and substance to the retiring Trustee and the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in
Section 7.07.

         If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in aggregate principal amount of the Securities at the time outstanding may petition any court of competent jurisdiction at the expense of the Company for the appointment of a successor Trustee.

         If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         Section 7.09. Successor Trustee By Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

         Section 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA Sections 310(a)(1) and 310(b). The Trustee (or its parent holding company) shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. Nothing herein contained shall prevent the Trustee from filing with the Commission the application referred to in the penultimate paragraph of TIA
Section 310(b).

         Section 7.11. Preferential Collection Of Claims Against Company. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                   ARTICLE 8
                             DISCHARGE OF INDENTURE

         Section 8.01. Discharge Of Liability On Securities. When (i) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced or repaid pursuant to Section 2.07) for cancellation or (ii) all outstanding Securities have become due and payable and the Company deposits with the Trustee cash sufficient to pay all amounts due and owing on all outstanding Securities (other than Securities replaced pursuant to Section 2.07), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 7.07, cease to be of further effect. Money so held in trust shall not be subject to the subordination provisions of Article 12. The Trustee shall join in the execution of a document prepared by the Company acknowledging satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and Opinion of Counsel and at the cost and expense of the Company.

         Section 8.02. Repayment To The Company. The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person and the Trustee and the Paying Agent shall have no further liability to the Securityholders with respect to such money or securities for that period commencing after the return thereof.

                                   ARTICLE 9
                                   AMENDMENTS

         Section 9.01. Without Consent Of Holders. The Company and the Trustee may amend this Indenture or the Securities without the consent of any Securityholder to:

         (a) add to the covenants of the Company for the benefit of the Holders of Securities;

         (b) surrender any right or power herein conferred upon the Company;

         (c) provide for conversion rights of Holders of Securities if any reclassification or change of the Common Stock or any consolidation, merger or sale of all or substantially all of the Company's assets occurs;

         (d) provide for the assumption of the Company's obligations to the Holders of Securities in the case of a merger, consolidation, conveyance, transfer or lease pursuant to Article 5 hereof;

         (e) increase the Conversion Rate; provided, however, that such increase in the Conversion Rate shall not adversely affect the interests of the Holders of Securities (after taking into account tax and other consequences of such increase);

         (f) comply with the requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

         (g) make any changes or modifications necessary in connection with the registration of the Securities under the Securities Act as contemplated in the Registration Rights Agreement; provided, however, that such action pursuant to this clause (g) does not, in the good faith opinion of the Board of Directors of the Company (as evidenced by a Board Resolution) and the Trustee, adversely affect the interests of the Holders of Securities in any material respect;

         (h) cure any ambiguity or to correct or supplement any provision herein which may be inconsistent with any other provision herein or which is otherwise defective; provided, however, that such action pursuant to this clause (h) does not, in the good faith opinion of the Company and the Trustee, adversely affect the interests of the Holders of Securities in any material respect;

         (i) add or modify any other provisions herein with respect to matters or questions arising hereunder which the Company and the Trustee may deem necessary or desirable and which will not adversely affect the interests of the Holders of Securities.

         Section 9.02. With Consent Of Holders. Except as provided below in this
Section 9.02, this Indenture or the Securities may be amended, modified or supplemented, and noncompliance in any particular instance with any provision of this Indenture or the Securities may be waived, in each case with the written consent of the Holders of at least a majority of the principal amount of the Securities at the time outstanding.

         Without the written consent or the affirmative vote of each Holder of Securities affected thereby, an amendment, supplement or waiver under this
Section 9.02 may not:

         (a) change the maturity of any Security, or the payment date of any installment of Interest, Contingent Interest or Liquidated Damages payable on any Security;

         (b) reduce the principal amount of, or the Interest, or the Contingent Interest or Liquidated Damages, payable on, or the Redemption Price, Purchase Price or Change of Control Purchase Price of, any Security;

         (c) impair or adversely affect the conversion rights of any Holder of Securities;

         (d) change the currency of payment of such Securities or Interest, Contingent Interest, Liquidated Damages, Redemption Price, Change of Control Purchase Price or Purchase Price thereon;

         (e) alter the manner of calculation or rate of accrual of Interest, Contingent Interest or Liquidated Damages, Redemption Price, Change of Control Purchase Price or Purchase Price on any Security, or extend time for payment of any amounts due and payable to the Holders of the Securities;

         (f) impair the right of any Holder to institute suit for the enforcement of any payment or with respect to, or conversion of, any Security;

         (g) modify the obligation of the Company to maintain an office or agency in The City of New York pursuant to Section 4.05;

         (h) adversely affect the purchase right of the Holders of the Securities as provided in Article 3 or the right of the Holders of the Securities to convert any Security as provided in Article 10, except as otherwise permitted pursuant to Article 5 or Section 10.05 hereof;

         (i) modify the provisions of Article 3 in a manner adverse to the Holders of the Securities;

         (j) modify any of the provisions of this Section, or reduce the percentage of the aggregate principal amount of outstanding Securities required to amend, modify or supplement the Indenture or the Security or waive an Event of Default, except to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Security affected thereby;

         (k) reduce the percentage of the aggregate principal amount of the outstanding Securities the consent of whose Holders is required for any such supplemental indenture entered into in accordance with this
         Section 9.02 or the consent of whose Holders is required for any waiver provided for in this Indenture; or

         (l) modify the subordination provisions of Article 12 in a manner adverse to the Holders of Securities;

         It shall not be necessary for the consent of the Holders under this
Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

         After an amendment under this Section 9.02 becomes effective, the Company shall mail to each Holder a notice briefly describing the amendment.

         Nothing in this Section 9.02 shall impair the ability of the Company and the Trustee to amend this Indenture or the Securities without the consent of any Securityholder to provide for the assumption of the Company's obligations to the Holders of Securities in the case of a merger, consolidation, conveyance, transfer or lease pursuant to Article 5 hereof.

         Section 9.03. Compliance With Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall comply with the TIA.

         Section 9.04. Revocation And Effect Of Consents, Waivers And Actions. Until an amendment, waiver or other action by Holders becomes effective, a consent thereto by a Holder of a Security hereunder is a continuing consent by the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same obligation as the consenting Holder's Security, even if notation of the consent, waiver or action is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent, waiver or action as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment, waiver or action becomes effective. After an amendment, waiver or action becomes effective, it shall bind every Securityholder.

         Section 9.05. Notation On Or Exchange Of Securities. Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for outstanding Securities.

         Section 9.06. Trustee To Sign Supplemental Indentures. The Trustee shall sign any supplemental indenture authorized pursuant to this Article 9 if the amendment contained therein does not affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign such supplemental indenture. In signing such supplemental indenture the Trustee shall receive, and (subject to the provisions of Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

         Section 9.07. Effect Of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

                                   ARTICLE 10
                                   CONVERSIONS

         Section 10.01. Conversion Privilege. Subject to and upon compliance with the provisions of this Article 10 (including without limitation the Company's right, in its sole and absolute discretion, to satisfy its Conversion Obligation in any manner permitted pursuant to Section 10.03), a Holder of a Security shall have the right, at such Holder's option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple thereof) of such Security at any time prior to the close of business on the Stated Maturity into shares of Common Stock at the Conversion Rate in effect on the date of conversion:

                  (1) during any fiscal quarter of the Company (a "FISCAL QUARTER"), if the Sale Price of the Common Stock for 10 of the last 30 Trading Days of the immediately preceding Fiscal Quarter was 120% or more of the Conversion Price in effect on such Trading Day;

                  (2) at any time prior to the close of business on the Business Day preceding the date fixed for redemption, if such Security has been called for redemption pursuant to Article 3 hereof;

                  (3) at any time during the period beginning March 15, 2023 through the Stated Maturity, if the Sale Price of the Common Stock on the previous Trading Day was 120% or more of the Conversion Price in effect on such Trading Day;

                  (4) the Company distributes to Holders of Common Stock rights entitling them to purchase Common Stock at less than the Sale Price of the Common Stock on the last Trading Day preceding the declaration for such distribution;

                  (5) at any time prior to Stated Maturity on the five Trading Days immediately following any five consecutive Trading Day period in which the average Trading Price of the Securities for that five Trading Day period was less than 97% of the average Conversion Value during that period; provided, however, a Holder may not convert a Security pursuant to this clause if, at the time of the calculation, the Sale Price of shares of Common Stock is between the then current Conversion Price of the Securities and 120% of the then current Conversion Price of the Securities; or

                  (6) as provided in Section (b) of this Section 10.01.

         The Company or a designated agent shall determine on a daily basis (subject to the limitation contained in the last three sentences of the definition of Trading Price) whether the Securities shall be convertible as a result of the occurrence of an event specified in clause (1), (3) or (5) above and, if the Securities shall be so convertible, the Company shall promptly deliver to the Trustee and Conversion Agent written notice thereof. Whenever the Securities shall become convertible pursuant to Section 10.01, the Company or, at the Company's request, the Trustee in the name and at the expense of the Company, shall promptly notify the Holders of the event triggering such convertibility in the manner provided in Section 13.02, and the Company shall also promptly publicly announce such information through Dow Jones & Company, Inc. or Bloomberg Business News and publish it on the Company's Web site. Any notice so given shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice.

         (b) In addition, in the event that:

                  (1) the Company distributes to Holders of Common Stock assets, debt, securities or rights to purchase the Company's securities, which distribution has a per share value as determined by the Board of Directors exceeding 5% of the Sale Price of the Common Stock for the last Trading Day preceding the declaration for such distribution, then, in each case, the Securities may be surrendered for conversion at any time on and after the date that the Company gives notice to the Holders of such right, which shall be not less than 20 days prior to the Ex-Dividend Time for such distribution, until the earlier of the close of business on the Business Day immediately preceding the Ex-Dividend Time or the date the Company announces that such distribution will not take place.

                  (2) the Company becomes a party to a consolidation, merger or sale of all or substantially all of the Company's assets or a Change in Control occurs pursuant to which the Common Stock would be converted into cash, stock or other property unless all of the consideration, excluding cash payments for fractional shares and cash payments made pursuant to dissenters' appraisal rights, in a merger or consolidation otherwise constituting a Change of Control consists of shares of common stock, depositary receipts or other certificates representing common equity interests traded on a national securities exchange or quoted on the Nasdaq National Market, or will be so traded immediately following such merger or consolidation, and as a result of such merger or consolidation the Securities become convertible solely into such common stock, depositary shares or other securities representing common equity interests, then the Securities may be surrendered for conversion at any time from and after the date which is 15 days prior to the date announced by the Company as the anticipated effective time of such transaction until 15 days after the actual date of such transaction, and, at such effective time, the right to convert the Securities into shares of Common Stock shall be changed, as set forth in Section 10.05, into a right to convert into the kind and amount of such cash, securities or other property which the Holder of such Securities would have received if such Holder had converted the Securities immediately prior to such transaction.

         The "CONVERSION VALUE" for the Securities is equal to the product of
(i) the Sale Price of the Common Stock on a given day and (ii) the then current Conversion Rate.

         "EX-DIVIDEND TIME" means, with respect to any issuance or distribution on shares of Common Stock, the first date on which the shares of Common Stock trade regular way on the principal securities market on which the shares of Common Stock are then traded without the right to receive such issuance or distribution.

         Section 10.02. Conversion Procedure; Conversion Price; Fractional
Shares.

         (a) Subject to the Company's rights under Section 10.03, each Security shall be convertible at the office of the Conversion Agent into fully paid and nonassessable shares (calculated to the nearest 1/100th of a share) of Common

Stock. The rate at which shares of Common Stock shall be delivered upon conversion (the "CONVERSION RATE") shall be initially 45.2080 shares of Common Stock for each $1,000 principal amount of Securities. The Conversion Rate shall be adjusted in certain instances as provided in Section 10.04 hereof, but shall not be adjusted for any accrued and unpaid Interest, Contingent Interest, or Liquidated Damages, if any. Upon conversion, no payment shall be made by the Company with respect to any accrued and unpaid Interest, if any. Instead, such amount shall be deemed paid by the applicable Conversion Settlement Distribution delivered upon conversion of any Security. In addition, no payment or adjustment shall be made in respect of dividends on the Common Stock with a record date prior to the date of conversion. The Company shall not issue any fraction of a share of Common Stock in connection with any conversion of Securities, but instead shall, subject to Section 10.04 hereof, make a cash payment (calculated to the nearest cent) equal to such fraction multiplied by the average of the Sale Price of the Common Stock on the last five Trading Days prior to the Conversion Settlement Date.

         (b) Before any Holder of a Security shall be entitled to convert the same into Common Stock, such Holder shall (1) in the case of Global Securities, comply with the procedures of the Depositary in effect at that time, and in the case of Certificated Securities, surrender such Securities, duly endorsed to the Company or in blank, at the office of the Conversion Agent, and (2) give written notice to the Company in form on reverse of such Certificated Security (a "NOTICE OF CONVERSION") at said office or place that such Holder elects to convert the same and shall state in writing therein the principal amount of Securities to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for Common Stock included in the Conversion Settlement Distribution, if any, to be registered.

         Before any such conversion, a Holder also shall pay all taxes or duties, if any, as provided in Section 10.06 and any amount payable pursuant to
Section 10.02(g).

         If more than one Security shall be surrendered for conversion at one time by the same Holder, the number of full shares of Common Stock, if any, that shall be deliverable upon conversion as part of the Conversion Settlement Distribution shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof to the extent permitted thereby) so surrendered.

         (c) A Security shall be deemed to have been converted as of the close of business on the date (the "CONVERSION DATE") that is the latest of (i) the date the Holder has complied with Section 10.02(b), (ii) the expiration of the Cash Settlement Notice Period or (iii) if the Company elects to pay cash in lieu of Common Stock pursuant to Section 10.03, the expiration of the Conversion Retraction Period.

         (d) Subject to the next succeeding sentence, the Company will, as soon as practicable following the Conversion Settlement Date, (i) pay the cash component (including cash in lieu of any fraction of a share to which such Holder would otherwise be entitled), if any, of the Conversion Settlement Distribution determined pursuant to Section 10.03 to the Holder of a Security surrendered for conversion, or such Holder's nominee or nominees, and (ii) issue, or cause to be issued, and deliver to the Conversion Agent or to such Holder, or such Holder's nominee or nominees, certificates for the number of full shares of Common Stock, if any, to which such Holder shall be entitled as part of such Conversion Settlement Distribution. The Company shall not be required to deliver certificates for shares of Common Stock while the stock transfer books for such stock or the security register are duly closed for any purpose, but certificates for shares of Common Stock shall be issued and delivered as soon as practicable after the opening of such books or security register, and the Person or Persons entitled to receive the Common Stock as part of the applicable Conversion Settlement Distribution upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock, as of the close of business on the applicable Conversion Settlement Date.

         (e) In case any Security shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Security so surrendered, without charge to such Holder (subject to the provisions of Section 10.06 hereof), a new Security or Securities in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Securities.

         (f) By delivering the applicable Conversion Settlement Distribution upon conversion of any Security to the Conversion Agent or to the Holder or such Holder's nominee or nominees, the Company will have satisfied in full its Conversion Obligation with respect to such Security, and upon such delivery accrued and unpaid Interest with respect to such Security will be deemed to be paid in full rather than canceled, extinguished or forfeited.

         (g) If a Securityholder delivers a Notice of Conversion after the Interest Record Date for a payment of Interest but prior to the corresponding Interest Payment Date, such Securityholder must pay to the Company, at the time such Securityholder surrenders Securities for conversion, an amount equal to the Interest, that has accrued and will be paid on the related Interest Payment Date. This Section 10.02(g) shall not apply to a Securityholder that converts Securities after an Interest Record Date for a payment of Interest but on or prior to the corresponding Interest Payment Date if (1) the Company has specified a Redemption Date during such period, (2) the Company has specified a Change of Control Purchase Date during such period or (3) any overdue Interest exists at the time of conversion with respect to the Securities converted. Notwithstanding the foregoing, the Company shall refund any amount paid by a Securityholder pursuant to this Section 10.02(g) if the Cash Settlement Notice Period or, if the

Company elects to pay cash in lieu of Common Stock pursuant to Section 10.03, the Cash Settlement Averaging Period, ends on or subsequent to the Interest Payment Date immediately following the date such Securityholder delivered a Notice of Conversion. Such refunded amount shall be paid at the time of delivery of the Conversion Settlement Distribution following conversion of any Securities.

         Section 10.03. Payment Of Cash In Lieu Of Common Stock.

         (a) If a Holder elects to convert all or any portion of a Security into shares of Common Stock as set forth in Section 10.01 and the Company receives such Holder's Notice of Conversion on or prior to the day that is 20 days prior to the Stated Maturity, or with respect to Securities called for redemption pursuant to Section 3.01, the applicable Redemption Date (the "FINAL NOTICE DATE"), the Company may choose to satisfy all or any portion of its Conversion Obligation in cash. Upon such election, the Company will notify such Holder through the Trustee of the dollar amount to be satisfied in cash (which must be expressed either as 100% of the Conversion Obligation or as a fixed dollar amount) at any time on or before the date that is two Business Days following the Company's receipt of the Notice of Conversion as specified in Section 10.02 (such period, the "CASH SETTLEMENT NOTICE PERIOD"). If the Company elects to pay cash for any portion of the shares otherwise issuable to the Holder, the Holder may retract the Notice of Conversion at any time during the two Business Day period beginning on the day after the final day of the Cash Settlement Notice Period (the "CONVERSION RETRACTION PERIOD"); no such retraction can be made (and a Notice of Conversion shall be irrevocable) if the Company does not elect to deliver cash in lieu of shares of Common Stock (other than cash in lieu of fractional shares). With respect to any Notice of Conversion received by the Company prior to the Final Notice Date, the "CONVERSION SETTLEMENT DISTRIBUTION" for any Security subject to such Notice of Conversion shall consist of cash, Common Stock or a combination thereof, as selected by the Company as set forth below:

                  (i) if the Company elects to satisfy the entire Conversion Obligation in shares of Common Stock, the Conversion Settlement Distribution shall be a number of shares equal to (1) the aggregate original principal amount at maturity of the Securities to be converted divided by 1,000, multiplied by (2) the Conversion Rate.

                  (ii) if the Company elects to satisfy the entire Conversion Obligation in cash, the Conversion Settlement Distribution shall be cash in an amount equal to the product of:

                           (1) a number equal to the product of (x) the
                  aggregate principal amount of Securities to be converted divided by 1,000 multiplied by (y) the Conversion Rate, and

                           (2) the average Sale Price of the Common Stock during
                  the 20 Trading Days beginning on the Trading Day immediately following the final day of the Conversion Retraction Period (the "CASH SETTLEMENT AVERAGING PERIOD"); and

                  (iii) if the Company elects to satisfy a fixed portion (other than 100%) of the Conversion Obligation in cash, the Conversion Settlement Distribution shall consist of such cash amount ("CASH AMOUNT") and a number of shares equal to the greater of (1) zero and
         (2) the excess, if any, of the number of shares calculated as set forth in clause (i) above over the number of shares equal to the sum, for each day of the Cash Settlement Averaging Period, of (x) 5% of the Cash Amount, divided by (y) the Sale Price of the Common Stock on such day.


         (b) At any time on or before any Final Notice Date, the Company will notify the Trustee whether it intends to satisfy all or any portion of the Conversion Obligation with respect to conversions of Securities for which the Company receives a Notice of Conversion after such Final Notice Date and the dollar amount to be satisfied in cash (which must be expressed either as 100% or as a fixed dollar amount). In such case, the applicable Conversion Settlement Distribution will be computed in the same manner as set forth in clause (a) above except that the Cash Settlement Averaging Period shall be the 20 Trading Days beginning on the first Trading Day following the Company's receipt of the Notice of Conversion (or in the event that we receive a Notice of Conversion on the business day prior to the Stated Maturity, the 20 Trading Days beginning on the Trading Day after the Stated Maturity).

         SECTION 10.04. Adjustment of Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Company as follows:

         (a) In case the Company shall hereafter pay a dividend or make a distribution to all holders of the outstanding Common Stock in shares of Common Stock, the Conversion Rate shall be increased so that the same shall equal the rate determined by dividing the Conversion Rate in effect at the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution by a fraction,

                  (i) the numerator of which shall be the number of shares of the Common Stock outstanding at the close of business on the date fixed for such determination; and

                  (ii) the denominator of which shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution,

such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purpose of this paragraph (a), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company. If any dividend or distribution of the type described in this Section 10.04(a) is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

         (b) In case the Company shall issue rights (excluding any Rights pursuant to the Rights Agreement) or warrants to all holders of its outstanding shares of Common Stock entitling them (for a period expiring within forty-five
(45) days after the date fixed for determination of stockholders entitled to receive such rights or warrants) to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price (as defined below) on the date fixed for determination of stockholders entitled to receive such rights or warrants, the Conversion Rate shall be adjusted so that the same shall equal the rate determined by dividing the Conversion Rate in effect immediately prior to the date fixed for determination of stockholders entitled to receive such rights or warrants by a fraction,

                  (i) the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for determination of stockholders entitled to receive such rights or warrants plus the number of shares that the aggregate offering price of the total number of shares so offered would purchase at such Current Market Price, and

                  (ii) the denominator of which shall be the number of shares of Common Stock outstanding on the date fixed for determination of stockholders entitled to receive such rights or warrants plus the total number of additional shares of Common Stock offered for subscription or purchase.

         Such adjustment shall be successively made whenever any such rights or warrants are issued, and shall become effective immediately after the opening of business on the day following the date fixed for determination of stockholders entitled to receive such rights or warrants. To the extent that shares of Common Stock are not delivered after the expiration of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. In the event that such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Current Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

         (c) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

         (d) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock shares of any class of Capital Stock of the Company or evidences of its indebtedness or assets (including securities, but excluding any rights or warrants referred to in Section 10.04(b) and excluding any dividend or distribution (x) paid exclusively in cash or (y) referred to in
Section 10.04(a)) (any of the foregoing hereinafter in this Section 10.04(d) called the "DISTRIBUTED ASSETS"), then, in each such case (unless the Company elects to reserve such Distributed Assets for distribution to the Holders upon the conversion of the Securities so that any such holder converting Securities will receive upon such conversion, in addition to the shares of Common Stock to which such holder is entitled, the amount and kind of such Distributed Assets which such holder would have received if such holder had converted its Securities into Common Stock immediately prior to the Record Date (as defined in Section 10.04(h)(iii)) for such distribution of the Distributed Assets), the Conversion Rate shall be adjusted so that the same shall be equal to the rate determined by dividing the Conversion Rate in effect on the Record Date with respect to such distribution by a fraction,

                  (i) the numerator of which shall be the Current Market Price per share of the Common Stock on such Record Date less the fair market value (as determined by the Board of Directors, whose determination shall be conclusive, and described in a resolution of the Board of Directors) on the Record Date of the portion of the Distributed Assets so distributed applicable to one share of Common Stock; and

                  (ii) the denominator of which shall be the Current Market Price per share of the Common Stock,

such adjustment to become effective immediately prior to the opening of business on the day following such Record Date; provided, however, that in the event (1) the then fair market value (as so determined) of the portion of the Distributed



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

Assets so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price of the Common Stock on the Record Date or
(2) the Current Market Price of Common Stock on the Record Date exceeds the then fair market value (as so determined) of the portion of the Distributed Assets so distributed applicable to one share of Common Stock by less than $1.00, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion the amount of Distributed Assets such holder would have received had such holder converted each Security on the Record Date. In the event that such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines the fair market value of any distribution for purposes of this Section 10.04(d) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price of the Common Stock.

         Rights or warrants distributed by the Company to all holders of Common Stock (including any Rights pursuant to the Rights Agreement) entitling the holders thereof to subscribe for or purchase shares of the Company's Capital Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("TRIGGER EVENT"):
(i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section
10.04 (and no adjustment to the Conversion Rate under this Section 10.04 will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this
Section 10.04(d). If any such right or warrant, including any such existing rights or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this
Section 10.04 was made, (1) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights and warrants had not been issued.

         No adjustment of the Conversion Rate shall be made pursuant to this
Section 10.04(d) in respect of rights or warrants distributed or deemed distributed on any Trigger Event to the extent that such rights or warrants are actually distributed, or reserved by the Company for distribution to holders of Securities upon conversion by such holders of Securities to Common Stock.

         For purposes of this Section 10.04(d) and Sections 10.04(a) and (b), any dividend or distribution to which this Section 10.04(d) is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets or shares of capital stock other than such shares of Common Stock or rights or warrants (and any Conversion Rate adjustment required by this Section 10.04(d) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Conversion Rate adjustment required by Sections 10.04(a) and (b) with respect to such dividend or distribution shall then be made), except (A) the Record Date of such dividend or distribution shall be substituted as "the date fixed for the determination of stockholders entitled to receive such dividend or other distribution", "the date fixed for the determination of stockholders entitled to receive such rights or warrants" and "the date fixed for such determination" within the meaning of Sections 10.04(a) and (b), and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of Section 10.04(a).

         (e) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock cash (an "EXTRAORDINARY CASH DIVIDEND") (excluding (x) any quarterly cash dividend on the Common Stock to the extent the aggregate cash dividends per share of Common Stock in any twelve month period does not exceed (A) on or prior to June 15, 2010, $0.15 per share of Common Stock (subject to appropriate adjustment to give effect to any subdivisions, combinations, stock dividends and stock splits), and (B) after June 15, 2010, 10.00% of the arithmetic average of the Sale Price of the Common Stock during the ten Trading Days immediately prior to the date of declaration of such dividend, and (y) any dividend or distribution in connection with the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary), then, in such case, the Conversion Rate shall be adjusted so that the same shall



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

equal the rate determined by dividing the Conversion Rate in effect immediately prior to the close of business on such record date by a fraction,

                  (i) the numerator of which shall be the Current Market Price of the Common Stock on the Record Date less the amount of cash so distributed (and not excluded as provided above) applicable to one share of Common Stock, and

                  (ii) the denominator of which shall be such Current Market Price of the Common Stock,

such adjustment to be effective immediately prior to the opening of business on the day following the Record Date; provided, however, that in the event the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price of the Common Stock on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion the amount of cash such holder would have received had such holder converted each Security on the record date. In the event that such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. If any adjustment is required to be made as set forth in this Section 10.04(e) as a result of a distribution that is a quarterly dividend, such adjustment shall be based upon the amount by which such distribution exceeds the amount of the quarterly cash dividend permitted to be excluded pursuant hereto. If an adjustment is required to be made as set forth in this Section 10.04(e) above as a result of a distribution that is not a quarterly dividend, such adjustment shall be based upon the full amount of the distribution.

         (f) In case a tender or exchange offer made by the Company or any Subsidiary for all or any portion of the Common Stock shall expire and such tender or exchange offer (as amended upon the expiration thereof) shall require the payment to stockholders of consideration per share of Common Stock having a Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) that as of the last time (the "EXPIRATION TIME") tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended) exceeds the last reported Sale Price of the Common Stock on the Trading Day next succeeding the Expiration Time, the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the Expiration Time by a fraction,

                  (i) the numerator of which shall be the sum of (x) the Fair Market Value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted up to any such maximum, being referred to as the "PURCHASED SHARES") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the last reported Sale Price of the Common Stock on the Trading Day next succeeding the Expiration Time, and

                  (ii) the denominator of which shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) at the Expiration Time multiplied by last reported Sale Price of the Common Stock on the Trading Day next succeeding the Expiration Time, such adjustment to become effective immediately prior to the opening of business on the day following the Expiration Time. In the event that the Company is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made.

         (g) In case of a tender or exchange offer made by a Person other than the Company or any Subsidiary for an amount that increases the offeror's ownership of Common Stock to more than twenty-five percent (25%) of the Common Stock outstanding and shall involve the payment by such Person of consideration per share of Common Stock having a Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive, and described in a resolution of the Board of Directors) that as of the last time (the "OFFER EXPIRATION TIME") tenders or exchanges may be made pursuant to such tender or exchange offer (as it shall have been amended) that exceeds the last reported Sale Price of the Common Stock on the Trading Day next succeeding the Offer Expiration Time, and in which, as of the Offer Expiration Time the Board of Directors is not recommending rejection of the offer, the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the Offer Expiration Time by a fraction

                  (i) the numerator of which shall be the sum of (x) the Fair Market Value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Offer Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "ACCEPTED PURCHASED SHARES") and (y) the product of the number of shares of Common Stock outstanding (less any Accepted Purchased Shares) at the Offer Expiration Time and the last reported Sale

         Price of the Common Stock on the Trading Day next succeeding the Offer Expiration Time, and

                  (ii) the denominator of which shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) at the Offer Expiration Time multiplied by the last reported Sale Price of the Common Stock on the Trading Day next succeeding the Offer Expiration Time, such adjustment to become effective immediately prior to the opening of business on the day following the Offer Expiration Time. In the event that such Person is obligated to purchase shares pursuant to any such tender or exchange offer, but such Person is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made. Notwithstanding the foregoing, the adjustment described in this Section 10.04(g) shall not be made if, as of the Offer Expiration Time, the offering documents with respect to such offer disclose a plan or intention to cause the Company to engage in any transaction described in Section 10.05.

         (h) For purposes of this Section 10.04, the following terms shall have the meaning indicated:

                  (i) "CURRENT MARKET PRICE" shall mean the average of the daily Sale Prices per share of Common Stock for the ten consecutive Trading Days selected by the Company commencing no more than 30 Trading Days before and ending not later than the earlier of such date of determination and the day before the "ex" date with respect to the issuance, distribution, subdivision or combination requiring such computation immediately prior to the date in question. For purpose of this paragraph, the term "ex" date, (1) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades, regular way, on the relevant exchange or in the relevant market from which the Sale Price was obtained without the right to receive such issuance or distribution, and (2) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades, regular way, on such exchange or in such market after the time at which such subdivision or combination becomes effective.

         In the event that another issuance, distribution, subdivision, combination or tender or exchange offer to which Section 10.04 applies occurs during the period applicable for calculating "Current Market Price" pursuant to the definition in the preceding paragraph, "Current Market Price" shall be calculated for such period in a manner determined by the Board of Directors to reflect the impact of such issuance, distribution, subdivision, combination or tender or exchange offer on the Sale Price of the Common Stock during such period.

                  (ii) "FAIR MARKET VALUE", or "FAIR MARKET VALUE" shall mean the amount which a willing buyer would pay a willing seller in an arm's-length transaction.

                  (iii) "RECORD DATE" shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

         (i) The Company may make such increases in the Conversion Rate, in addition to those required by Sections 10.04(a), (b), (c), (d), (e), (f) or (g) as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock resulting from any stock distribution; provided, however, that such increase in the Conversion Rate shall not adversely affect the interests of the Holders of Securities (after taking into account tax and other consequences of such increase).

         To the extent permitted by applicable law, the Company from time to time may increase the Conversion Rate by any amount for any period of time if the period is at least twenty (20) days, the increase is irrevocable during the period and the Board of Directors shall have made a determination that such increase would be in the best interests of the Company, which determination shall be conclusive. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall mail to holders of record of the Securities a notice of the increase at least fifteen (15) days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

         (j) No adjustment in the Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in such rate; provided, however, that any adjustments that by reason of this
Section 10.04 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article 10 shall be made by the Company and shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be, with one half-cent and
0.005 of a share, respectively, being rounded upward. No adjustment need be made for rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest. To the extent the Securities become convertible into cash, assets, property or securities (other than capital stock of the Company), no adjustment need be made thereafter as to the cash, assets, property or such securities.

         (k) Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee and any conversion agent other than the Trustee an Officers' Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officers' Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to the holder of each Security at his last address appearing on the Security register provided for in Section 2.03 of this Indenture, within twenty (20) days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

         (l) In any case in which this Section 10.04 provides that an adjustment shall become effective immediately after (1) a record date or Record Date for an event, (2) the date fixed for the determination of stockholders entitled to receive a dividend or distribution pursuant to Section 10.04(a), (3) a date fixed for the determination of stockholders entitled to receive rights or warrants pursuant to Section 10.04(b), or (4) the Expiration Time for any tender or exchange offer pursuant to Section 10.04(f), or (5) the Offer Expiration Time for a tender offer or exchange offer pursuant to Section 10.04(g) (each a "DETERMINATION DATE"), the Company may elect to defer until the occurrence of the relevant Adjustment Event (as hereinafter defined) (x) issuing to the holder of any Security converted after such Determination Date and before the occurrence of such Adjustment Event, the additional shares of Common Stock or other securities issuable upon such conversion by reason of the adjustment required by such Adjustment Event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (y) paying to such holder any amount in cash in lieu of any fraction pursuant to Section 10.04(a). For purposes of this Section 10.04(l), the term "ADJUSTMENT EVENT" shall mean:

                  (i) in any case referred to in clause (1) hereof, the occurrence of such event,

                  (ii) in any case referred to in clause (2) hereof, the date any such dividend or distribution is paid or made,

                  (iii) in any case referred to in clause (3) hereof, the date of expiration of such rights or warrants, and

                  (iv) in any case referred to in clause (4) or clause (5) hereof, the date a sale or exchange of Common Stock pursuant to such tender or exchange offer is consummated and becomes irrevocable.

         (m) For purposes of this Section 10.04, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

         SECTION 10.05. Effect of Reclassification, Consolidation, Merger or Sale. If any of the following events occur, namely (i) any reclassification or change of the outstanding shares of Common Stock (other than a subdivision or combination to which Section 10.04(c) applies), (ii) any consolidation, merger, statutory share exchange or combination of the Company with another Person as a result of which holders of Common Stock shall be entitled to receive stock, other securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, or (iii) any sale or conveyance of all or substantially all the properties and assets of the Company to any other Person as a result of which holders of Common Stock shall be entitled to receive stock, other securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture) providing that each Security shall be convertible, subject to the provisions of Section 10.03, into the kind and amount of shares of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, statutory share exchange, combination, sale or conveyance by a holder of a number of shares of Common Stock issuable upon conversion of such Securities (assuming, for such purposes, a sufficient number of authorized shares of Common Stock are available to convert all such Securities) immediately prior to such reclassification, change, consolidation, merger, statutory share exchange, combination, sale or conveyance assuming such holder of Common Stock did not exercise his rights of election, if any, as to the kind or amount of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, statutory share exchange, combination, sale or conveyance (provided that, if the kind or amount of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, statutory share exchange, combination, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised ("NONELECTING SHARE"), then for the purposes of this Section 10.05 the kind and amount of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, statutory share exchange, combination, sale or conveyance for each nonelecting share shall be deemed to be the kind and amount so receivable per share by a plurality of the nonelecting shares). Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 10.

         The Company shall cause notice of the execution of such supplemental indenture to be mailed to each holder of Securities, at its address appearing on the Security register provided for in Section 2.03 of this Indenture, within twenty (20) days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

         The above provisions of this Section shall similarly apply to successive reclassifications, changes, consolidations, mergers, statutory share exchanges, combinations, sales and conveyances.

         If this Section 10.05 applies to any event or occurrence, Section 10.04 shall not apply.

         SECTION 10.06. Taxes on Shares Issued. The issue of stock certificates on conversions of Securities shall be made without charge to the converting Holder for any tax in respect of the issue thereof. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the holder of any Securities converted, and the Company shall not be required to issue or deliver any such stock certificate unless and until the Person or Persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

         SECTION 10.07. Reservation of Shares, Shares to Be Fully Paid; Compliance with Governmental Requirements; Listing of Common Stock.

         (a) The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for the conversion of the Securities from time to time as such Securities are presented for conversion.

         (b) Before taking any action which would cause an adjustment increasing the Conversion Rate to an amount that would cause the Conversion Price to be reduced below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Securities, the Company will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Conversion Rate.

         (c) (i) The Company covenants that all shares of Common Stock which may be issued upon conversion of Securities or in payment of the Purchase Price or the Change of Control Purchase Price will upon issue be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

                  (ii) The Company covenants that, if any shares of Common Stock to be provided for the purpose of conversion of Securities hereunder or for payment of the Purchase Price or the Change of Control Purchase Price require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon conversion, the Company will in good faith and as expeditiously as possible, to the extent then permitted by the rules and interpretations of the Securities and Exchange Commission (or any successor thereto), endeavor to secure such registration or approval, as the case may be.

                  (iii) The Company further covenants that, if at any time the Common Stock shall be listed on the NYSE or any other national securities exchange or automated quotation system, the Company will, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all Common Stock issuable upon conversion of the Security or in payment of the Purchase Price or the Change of Control Purchase Price; provided, however, that, if the rules of such exchange or automated quotation system permit the Company to defer the listing of such Common Stock until the first conversion of the Securities into Common Stock or the first payment of the Purchase Price or the Change of Control Purchase Price in Common Stock in accordance with the provisions of this Indenture, the Company covenants to list such Common Stock issuable upon conversion of the Securities or in payment of the Purchase Price or the Change of Control Purchase Price in accordance with the requirements of such exchange or automated quotation system at such time.

         SECTION 10.08. Responsibility of Trustee. The Trustee and any other conversion agent shall not at any time be under any duty or responsibility to any holder of Securities to determine the Conversion Rate or whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other conversion agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Security; and the Trustee and any other conversion agent make no representations with respect thereto. Neither the Trustee nor any conversion agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Security for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 10. Without limiting the generality of the foregoing, neither the Trustee nor any conversion agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 10.05 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the conversion of their Securities after any event referred to in such Section 10.05 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 7.01, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers' Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

         Section 10.09. Notice To Holders Prior To Certain Actions. In case:

         (a) the Company shall declare a dividend (or any other distribution) on its Common Stock that would require an adjustment in the Conversion Rate pursuant to Section 10.04; or

         (b) the Company shall authorize the granting to the holders of all or substantially all of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants; or

         (c) of any reclassification or reorganization of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation, merger or statutory share exchange to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

         (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

the Company shall cause to be filed with the Trustee and to be mailed to each Holder of Securities at his address appearing on the register provided for in
Section 2.03 of this Indenture, as promptly as possible but in any event at least ten (10) days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution of rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, or statutory share exchange, sale, transfer, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, or statutory share exchange, sale, transfer, dissolution, liquidation or winding up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, or statutory share exchange, sale, transfer, dissolution, liquidation or winding up.

         SECTION 10.10. Rights Issued in Respect of Common Stock Issued upon Conversion. The Company has entered into a Rights Agreement dated as of August 28, 2000 between the Company and First Chicago Trust Company of New York, (as amended from time to time, the "RIGHTS AGREEMENT"). Under the Rights Agreement, preference share purchase rights (the "RIGHTS") have been, and may in the future be, issued in respect of shares of Common Stock. Each share of Common Stock issued upon conversion of Securities pursuant to this Article 10 shall be entitled to receive the appropriate number of Rights, if any, and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as provided by and subject to the terms of the Rights Agreement as in effect at the time of such conversion. If hereafter the Rights separate from the Common Stock in accordance with the provisions of the Rights Agreement so that a Securityholder would thereafter not be entitled to receive any Rights in respect of the Common Stock issuable upon conversion of such Security, the Conversion Rate will be adjusted as provided in
Section 10.04(d) on the separation date. In lieu of any such adjustment, the Company may amend the Rights Agreement to provide that upon conversion Securityholders will receive, in addition to the Common Stock issuable upon such conversion, the Rights which would have attached to such shares of Common Stock if the Rights had not become separated from the Common Stock pursuant to the provisions of the Rights Agreement.

         If the Company hereafter adopts any stockholder rights plan similar to the Rights Agreement, a Securityholder shall be entitled to receive upon conversion of its Securities in addition to the shares of Common Stock issuable upon conversion the related rights for the Common Stock, whether or not the rights under the future stockholder rights plan have separated from the Common Stock at the time of conversion, but otherwise subject to the generally applicable terms of such plan and no additional adjustment to the Conversion Rate shall be made for the future stockholder rights plan under Section 10.04(d).

         Section 10.11. Unconditional Right Of Holders To Convert.

         Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to convert its Security in accordance with this Article 10 and to bring an action for the enforcement of any such right to convert, and such rights shall not be impaired or affected without the consent of such Holder.



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                                   ARTICLE 11
                               CONTINGENT INTEREST

         Section 11.01. Contingent Interest.

         (a) The Company shall pay Contingent Interest with respect to the Securities for any Measurement Period commencing with the Measurement Period ending December 15, 2008, if the average Trading Price of a Security for the five consecutive Trading Days ending on the first Trading Day immediately preceding the beginning of the relevant Measurement Period equals 120% or more of the principal amount of such Security. Notwithstanding the foregoing, if the Company declares a dividend on the Common Stock for which the Record Date falls prior to the first day of a Measurement Period but the payment date falls within such Measurement Period, then the five Trading Day measuring period for determining the Trading Price will be the five Trading Days preceding such dividend Record Date.

         (b) The amount of Contingent Interest payable per $1,000 principal amount of Securities in respect of any Measurement Period will equal 0.25% per annum calculated on the average Trading Price of $1,000 principal amount of Securities during the five consecutive Trading Days ending on the first Trading Day immediately preceding the relevant Measurement Period used to determine whether Contingent Interest must be paid.

         Section 11.02. Payment Of Contingent Interest.

         Payments of Contingent Interest shall be made in the same manner, at the same time, and subject to the same restrictions, including those restrictions in respect of accrued and unpaid interest on any Securities that are submitted for conversion, as payments of Interest.

         Section 11.03. Contingent Interest Notification.

         (a) By the first Business Day of a Measurement Period for which Contingent Interest will be payable, the Company will disseminate a press release through Dow Jones & Company, Inc. or Bloomberg Business News containing this information or publish the information on its Web site or through such other public medium as it may use may use at that time.

         (b) On any Interest Payment Date on which Contingent Interest is payable pursuant to this Article 11, the Company shall issue a press release through Dow Jones & Company, Inc. or Bloomberg Business News stating the amount of such Contingent Interest and setting forth the manner in which such amount was calculated, or publish the information on its Web site or through such other public medium as it may use may use at that time.



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                                   ARTICLE 12
                                  SUBORDINATION

         Section 12.01. Agreement Of Subordination. The Company covenants and agrees, and each Holder of Securities issued hereunder by its acceptance thereof likewise covenants and agrees, that all Securities shall be issued subject to the provisions of this Article 12; and each Person holding any Security, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees to be bound by such provisions.

         The payment of the principal of, premium, if any, Interest, Contingent Interest, if any, and Liquidated Damages, if any, on all Securities (including, but not limited to, the Redemption Price, Purchase Price and the Change in Control Purchase Price with respect to the Securities subject to redemption or purchase in accordance with Article 3 as provided in this Indenture) issued hereunder shall, to the extent and in the manner hereinafter set forth, be subordinated and subject in right of payment to the prior payment in full in cash or other payment satisfactory to the holders of Senior Indebtedness of all Senior Indebtedness, whether outstanding at the date of this Indenture or thereafter incurred.

         No provision of this Article 12 shall prevent the occurrence of any default or Event of Default hereunder.

         Section 12.02. Payments To Holders. No payment shall be made with respect to the principal of, or premium, if any, or Interest, Contingent Interest, if any, or Liquidated Damages, if any, on the Securities (including, but not limited to, the Redemption Price, Purchase Price and the Change in Control Purchase Price with respect to the Securities subject to redemption or purchase in accordance with Article 3 as provided in this Indenture), except payments and distributions made by the Trustee as permitted by the first or second paragraph of Section 12.05, if:

                  (i) a default in the payment of principal, premium, interest, rent or other obligations due on any Designated Senior Indebtedness occurs and is continuing (or, in the case of Designated Senior Indebtedness for which there is a period of grace, in the event of such a default that continues beyond the period of grace, if any, specified in the instrument or lease evidencing such Designated Senior Indebtedness), unless and until such default shall have been cured or waived or shall have ceased to exist; or

                  (ii) a default, other than a payment default, on a Designated Senior Indebtedness occurs and is continuing that then permits holders of such Designated Senior Indebtedness to accelerate its maturity and the Trustee receives a notice of the default (a "PAYMENT BLOCKAGE NOTICE") from a Representative or holder of Designated Senior Indebtedness or the Company.



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

         Subject to the provisions of Section 12.05, if the Trustee receives any Payment Blockage Notice pursuant to clause (ii) above, no subsequent Payment Blockage Notice shall be effective for purposes of this Section unless and until at least 365 days shall have elapsed since the initial effectiveness of the immediately prior Payment Blockage Notice and all scheduled payments on the Securities that have come due have been paid in full in cash. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee (unless such default was waived, cured or otherwise ceased to exist and thereafter subsequently reoccurred) shall be, or be made, the basis for a subsequent Payment Blockage Notice.

         The Company may and shall resume payments on and distributions in respect of the Securities upon the earlier of:

         (a) in the case of a default referred to in clause (i) above, the date upon which the default is cured or waived or ceases to exist, or

         (b) in the case of a default referred to in clause (ii) above, the earlier of the date on which such default is cured or waived or ceases to exist or 179 days pass after the date on which the applicable Payment Blockage Notice is received, unless this Article 12 otherwise prohibits the payment or distribution at the time of such payment or distribution.

         Upon any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding-up or liquidation or reorganization of the Company (whether voluntary or involuntary) or in bankruptcy, insolvency, receivership or similar proceedings, all amounts due or to become due upon all Senior Indebtedness shall first be paid in full in cash, or other payments satisfactory to the holders of Senior Indebtedness before any payment is made on account of the principal of, premium, if any, Interest, Contingent Interest, if any, or Liquidated Damages, if any, on the Securities (except payments made pursuant to Article 8 from monies deposited with the Trustee pursuant thereto prior to commencement of proceedings for such dissolution, winding-up, liquidation or reorganization); and upon any such dissolution or winding-up or liquidation or reorganization of the Company or bankruptcy, insolvency, receivership or other proceeding, any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders of the Securities or the Trustee would be entitled, except for the provision of this Article 12, shall (except as aforesaid) be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders of the Securities or by the Trustee under this Indenture if received by them or it, directly to the holders of Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders, or as otherwise required by law or a court order) or their representative or representatives, or to




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

the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay all Senior Indebtedness in full in cash, or other payment satisfactory to the holders of Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness, before any payment or distribution is made to the Holders of the Securities or to the Trustee.

         For purposes of this Article 12, the words, "cash, property or securities" shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this Article 12 with respect to the Securities to the payment of all Senior Indebtedness which may at the time be outstanding; provided that (i) the Senior Indebtedness is assumed by the new corporation, if any, resulting from any reorganization or readjustment, and
(ii) the rights of the holders of Senior Indebtedness (other than leases which are not assumed by the Company or the new corporation, as the case may be) are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of the Company with, or the merger of the Company into, another corporation or the liquidation or dissolution of the Company following the conveyance, transfer or lease of all or substantially all its property to another corporation upon the terms and conditions provided for in Article 5 shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 12.02 if such other corporation shall, as a part of such consolidation, merger, conveyance, transfer or lease, comply with the conditions stated in Article 5.

         In the event of the acceleration of the Securities because of an Event of Default, no payment or distribution shall be made to the Trustee or any Holder of Securities in respect of the principal of, premium, if any, Interest , Contingent Interest, if any, or Liquidated Damages, if any, on the Securities by the Company (including, but not limited to, the Redemption Price, the Purchase Price or Change in Control Purchase Price with respect to the Securities subject to redemption or purchase in accordance with Article 3 as provided in this Indenture), except payments and distributions made by the Trustee as permitted by Section 12.05, until all Senior Indebtedness has been paid in full in cash or other payment satisfactory to the holders of Senior Indebtedness or such acceleration is rescinded in accordance with the terms of this Indenture. If payment of the Securities is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Indebtedness of such acceleration.

         In the event that, notwithstanding the foregoing provisions, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (including, without limitation, by way of setoff or otherwise), prohibited by the foregoing, shall be received by the Trustee or the Holders of the Securities before all Senior Indebtedness is paid in full, in cash or




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

other payment satisfactory to the holders of Senior Indebtedness, or provision is made for such payment thereof in accordance with its terms in cash or other payment satisfactory to the holders of Senior Indebtedness, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to the holders of Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, as calculated by the Company, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full, in cash or other payment satisfactory to the holders of Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness.

         Nothing in this Section 12.02 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07. This Section 12.02 shall be subject to the further provisions of Section 12.05.

         Section 12.03. Subrogation Of Securities. Subject to the payment in full, in cash or other payment satisfactory to the holders of Senior Indebtedness, of all Senior Indebtedness, the rights of the Holders of the Securities shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Indebtedness pursuant to the provisions of this Article 12 (equally and ratably with the holders of all indebtedness of the Company which by its express terms is subordinated to other indebtedness of the Company to substantially the same extent as the Securities are subordinated and is entitled to like rights of subrogation) to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Indebtedness until the principal, premium, if any, Interest, Contingent Interest, if any, and Liquidated Damages, if any, on the Securities shall be paid in full in cash or other payment satisfactory to the holders of Senior Indebtedness; and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the Holders of the Securities or the Trustee would be entitled except for the provisions of this Article 12, and no payment over pursuant to the provisions of this Article 12, to or for the benefit of the holders of Senior Indebtedness by Holders of the Securities or the Trustee, shall, as between the Company, its creditors other than holders of Senior Indebtedness, and the Holders of the Securities, be deemed to be a payment by the Company to or on account of the Senior Indebtedness; and no payments or distributions of cash, property or securities to or for the benefit of the Holders of the Securities pursuant to the subrogation provisions of this Article 12, which would otherwise have been paid to the holders of Senior Indebtedness shall be deemed to be a payment by the Company to or for the account of the Securities. It is understood that the provisions of this Article 12 are and are intended solely for the purposes of




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defining the relative rights of the Holders of the Securities, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

         Nothing contained in this Article 12 or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among the Company, its creditors other than the holders of Senior Indebtedness, and the Holders of the Securities, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Securities the principal of (and premium, if any), Interest, Contingent Interest, if any, and Liquidated Damages, if any, on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the Securities and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article 12 of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

         Upon any payment or distribution of assets of the Company referred to in this Article 12, the Trustee, subject to the provisions of Section 7.01, and the Holders of the Securities shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders of the Securities, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon and all other facts pertinent thereto or to this Article 12.

         Section 12.04. Authorization To Effect Subordination. Each Holder of a Security by the Holder's acceptance thereof authorizes and directs the Trustee on the Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article 12 and appoints the Trustee to act as the Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 12.03 hereof at least 30 days before the expiration of the time to file such claim, the holders of any Senior Indebtedness or their representatives are hereby authorized to file an appropriate claim for and on behalf of the Holders of the Securities.

         Section 12.05. Notice To Trustee. The Company shall give prompt written notice in the form of an Officers' Certificate to a Trust Officer of the Trustee and to any Paying Agent of any fact known to the Company which would prohibit the making of any payment of monies to or by the Trustee or any Paying Agent in respect of the Securities pursuant to the provisions of this Article 12.

Notwithstanding the provisions of this Article 12 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment of monies to or by the Trustee in respect of the Securities pursuant to the provisions of this Article 12, unless and until a Trust Officer of the Trustee shall have received written notice thereof at the Corporate Trust Office from the Company (in the form of an Officers' Certificate) or a Representative or a Holder or Holders of Senior Indebtedness or from any trustee thereof; and before the receipt of any such written notice, the Trustee, subject to the provisions of Section 7.01, shall be entitled in all respects to assume that no such facts exist; provided that if on a date not less than one Business Day prior to the date upon which by the terms hereof any such monies may become payable for any purpose (including, without limitation, the payment of the principal of, or premium, if any, interest or Additional Interest, if any, on any Security) the Trustee shall not have received, with respect to such monies, the notice provided for in this Section 12.05, then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such monies and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such prior date. Notwithstanding anything in this Article 12 to the contrary, nothing shall prevent any payment by the Trustee to the Holders of monies deposited with it pursuant to Article 8, and any such payment shall not be subject to the provisions of Article 12.

         The Trustee, subject to the provisions of Section 7.01, shall be entitled to rely on the delivery to it of a written notice by a Representative or a person representing himself to be a holder of Senior Indebtedness (or a trustee on behalf of such holder) to establish that such notice has been given by a Representative or a holder of Senior Indebtedness or a trustee on behalf of any such holder or holders. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article 12, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article 12, and if such evidence is not furnished the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

         Section 12.06. Trustee's Relation To Senior Indebtedness. The Trustee in its individual capacity shall be entitled to all the rights set forth in this
Article 12 in respect of any Senior Indebtedness at any time held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in Section
7.11 or elsewhere in this Indenture shall deprive the Trustee of any of its rights as such holder.



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

         With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article 12, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and, subject to the provisions of Section 7.01, the Trustee shall not be liable to any holder of Senior Indebtedness if it shall pay over or deliver to Holders of Securities, the Company or any other person money or assets to which any holder of Senior Indebtedness shall be entitled by virtue of this Article 12 or otherwise.

         Section 12.07. No Impairment Of Subordination. No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

         Section 12.08. Certain Conversions Not Deemed Payment. For the purposes of this Article 12 only, the issuance and delivery of junior securities upon conversion of Securities in accordance with Article 10 and the payment, issuance or delivery of cash, property or other securities upon conversion of a Security shall not be deemed to constitute a payment or distribution on account of the principal of such Security (or premium, if any) or interest. For the purposes of this Section 12.08, the term "JUNIOR SECURITIES" means (a) shares of any stock of any class of the Company, or (b) securities of the Company which are subordinated in right of payment to all Senior Indebtedness which may be outstanding at the time of issuance or delivery of such securities to substantially the same extent as, or to a greater extent than, the Securities are so subordinated as provided in this Article. Nothing contained in this
Article 12 or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders, the right, which is absolute and unconditional, of the Holder of any Security to convert such Security in accordance with Article 10.

         Section 12.09. Article Applicable To Paying Agents. If at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article shall (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee; provided, however, that the first paragraph of Section
12.05 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.



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

         Section 12.10. Senior Indebtedness Entitled To Rely. The holders of Senior Indebtedness (including, without limitation, Designated Senior Indebtedness) shall have the right to rely upon this Article 12, and no amendment or modification of the provisions contained herein shall diminish the rights of such holders unless such holders shall have agreed in writing thereto.

                                   ARTICLE 13
                                  MISCELLANEOUS

         Section 13.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

         Section 13.02. Notices. Any request, demand, authorization, notice, waiver, consent or communication shall be in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission (confirmed by guaranteed overnight courier) to the following facsimile numbers:

         if to the Company:

         Genesco Inc.
         Genesco Park
         1415 Murfreeboro Road
         Nashville, TN 37217
         Attn: General Counsel
         Tel: (615) 367-8444
         Facsimile No.: (615) 367-7073

         if to the Trustee:

         The Bank of New York
         101 Barclay Street
         Floor 8 West
         New York, NY 10286
         Attn: Corporate Trust Administration
         Tel: (212) 896-7170
         Fax: (212) 896-7298

         The Company or the Trustee by notice given to the other in the manner provided above may designate additional or different addresses for subsequent notices or communications.

         Any notice or communication given to a Securityholder shall be mailed to the Securityholder, by first-class mail, postage prepaid, at the Securityholder's




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

address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

         Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not received by the addressee.

         If the Company mails a notice or communication to the Securityholders, it shall mail a copy to the Trustee and each Registrar, Paying Agent, Conversion Agent or co-registrar.

         Section 13.03. Communication By Holders With Other Holders. Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar, the Paying Agent, the Conversion Agent and anyone else shall have the protection of TIA Section 312(c).

         Section 13.04. Certificate And Opinion As To Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

                  (1) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

         Section 13.05. Statements Required In Certificate Or Opinion. Each Officers' Certificate or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture shall include:

                  (1) a statement that each person making such Officers' Certificate or Opinion of Counsel has read such covenant or condition;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officers' Certificate or Opinion of Counsel are based;

                  (3) a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (4) a statement that, in the opinion of such person, such covenant or condition has been complied with.



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

         Section 13.06. Separability Clause. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         Section 13.07. Rules By Trustee, Paying Agent, Conversion Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar, the Conversion Agent and the Paying Agent may make reasonable rules for their functions.

         Section 13.08. Legal Holidays. A "Legal Holiday" is any day other than a Business Day. If any specified date (including a date for giving notice) is a Legal Holiday, the action shall be taken on the next succeeding day that is not a Legal Holiday, and, if the action to be taken on such date is a payment in respect of the Securities, no interest shall accrue with respect to such payment for the intervening period.

         Section 13.09. GOVERNING LAW. THIS INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         Section 13.10. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

         Section 13.11. Successors. All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

         Section 13.12. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

         IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this Indenture on behalf of the respective parties hereto as of the date first above written.

                                     GENESCO INC.

                                     By:  /s/  Hal N. Pennington
                                          -------------------------------------
                                          Name:   Hal N. Pennington
                                          Title:  President and Chief Executive
                                                  Officer


                                     THE BANK OF NEW YORK, As Trustee

                                     By:  /s/ Patricia Gallagher
                                          -------------------------------------
                                          Name:   Patricia Gallagher
                                          Title:  Vice President

                                                                       EXHIBIT A

                        [FORM OF FACE OF GLOBAL SECURITY]

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS TO NOMINEES OF THE DEPOSITORY TRUST COMPANY, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE TWO OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

         THE SECURITY EVIDENCED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT OF 1933"), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ACQUISITION HEREOF, THE HOLDER:

         (1) REPRESENTS THAT IT IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT OF 1933;

         (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH SECURITY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT OF 1933,
                  (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OF 1933 (IF AVAILABLE), (D) TO AN

                  INSTITUTIONAL INVESTOR THAT IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT OF 1933 PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933 (IF AVAILABLE), OR (E) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT OF 1933 AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER; AND

         (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE SECURITY EVIDENCED HEREBY IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 2(C) OR 2(E) ABOVE) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

         The foregoing legend may be removed from this Security on satisfaction of the conditions specified in the Indenture.

         FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS SECURITY IS BEING ISSUED WITH TAX ORIGINAL ISSUE DISCOUNT AND THE ISSUE DATE OF THIS SECURITY IS JUNE 24, 2003. IN ADDITION, THIS SECURITY IS SUBJECT TO THE UNITED STATES FEDERAL INCOME TAX REGULATIONS GOVERNING CONTINGENT PAYMENT DEBT INSTRUMENTS. FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE, THE COMPARABLE YIELD OF THIS SECURITY IS 8.5%, COMPOUNDED SEMI-ANNUALLY (WHICH WILL BE TREATED AS THE YIELD TO MATURITY FOR UNITED STATES FEDERAL INCOME TAX PURPOSES).

         THE COMPANY AGREES, AND BY ACCEPTING A BENEFICIAL OWNERSHIP INTEREST IN THIS SECURITY EACH HOLDER AND ANY BENEFICIAL OWNER OF THIS SECURITY WILL BE DEEMED TO HAVE AGREED, FOR UNITED STATES FEDERAL INCOME TAX PURPOSES (1) TO TREAT THIS SECURITY AS A DEBT INSTRUMENT THAT IS SUBJECT TO TREAS. REG. SEC. 1.1275-4, OR ANY SUCCESSOR PROVISION (THE "CONTINGENT PAYMENT REGULATIONS"), AND
(2) TO BE BOUND BY THE COMPANY'S DETERMINATION OF THE "COMPARABLE YIELD" AND "PROJECTED PAYMENT SCHEDULE," WITHIN THE MEANING OF THE CONTINGENT PAYMENT REGULATIONS. THE COMPANY AGREES TO PROVIDE PROMPTLY TO THE HOLDER OF THIS SECURITY, UPON WRITTEN REQUEST, THE ISSUE PRICE, AMOUNT OF TAX ORIGINAL ISSUE DISCOUNT, ISSUE DATE, YIELD TO MATURITY, COMPARABLE YIELD AND PROJECTED PAYMENT SCHEDULE. ANY SUCH WRITTEN REQUEST SHOULD BE SENT TO THE COMPANY AT THE FOLLOWING

ADDRESS: GENESCO INC., GENESCO PARK, 1415 MURFREESBORO ROAD, NASHVILLE, TENNESSEE 37217, ATTENTION: TREASURER.

         Pursuant to Section 2.14 of the Indenture, the foregoing legend is required for United States federal income tax purposes.

                                  GENESCO INC.

                     4.125% Convertible Debentures Due 2023

REGISTERED
CUSIP:
ISSUE DATE: June 24, 2003           Principal Amount: $75,000,000
No. R-1


         GENESCO INC., a Tennessee corporation, promises to pay to Cede & Co. or registered assigns, the principal amount of Seventy-Five Million Dollars ($75,000,000), on June 15, 2023.

         Interest Rate: 4.125% per year.

         Interest Payment Dates: June 15 and December 15 of each year, commencing December 15, 2003.

         Interest Record Date: June 1 and December 1 of each year.

         Reference is hereby made to the further provisions of this Security set forth on the reverse side of this Security, which further provisions shall for all purposes have the same effect as if set forth at this place.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated: June 24, 2003                       GENESCO INC.

                                           By:
                                               ---------------------------------
                                           Name:
                                           Title:

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

-------------------------------------,
(                                    )
as Trustee, certifies that this is one
of the Securities referred to in the
within-mentioned Indenture.

By
   -----------------------------------
Authorized Signatory

Dated: June 24, 2003

                      [FORM OF REVERSE OF GLOBAL SECURITY]

                     4.125% Convertible Debentures Due 2023


         This Security is one of a duly authorized issue of 4.125% Convertible Debentures Due 2023 (the "SECURITIES") of Genesco Inc., a Tennessee corporation (including any successor corporation under the Indenture hereinafter referred to, the "COMPANY"), issued under an Indenture, dated as of June 24, 2003 (the "INDENTURE"), between the Company and The Bank of New York, as trustee (the "TRUSTEE"). The terms of the Security include those stated in the Indenture, those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended ("TIA"), and those set forth in this Security. This Security is subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Security and the terms of the Indenture, the terms of the Indenture shall control. Capitalized terms used but not defined herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.       INTEREST.

         The Securities shall bear interest on the principal amount thereof at a rate of 4.125% per year. The Company shall pay Contingent Interest as set forth in the Indenture and in Section 3 hereof. The Company shall also pay Liquidated Damages as set forth in the Registration Rights Agreement.

         Interest will be payable semi-annually on each Interest Payment Date to Holders at the close of business on the preceding Interest Record Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30 day months.

         The Company will pay Interest to a person other than the Securityholder of record on the Interest Record Date if the Company elects to redeem or Securityholders elect to require the Company to repurchase, the Securities on a date that is after an Interest Record Date but on or prior to the corresponding Interest Payment Date. In that instance, the Company will pay accrued and unpaid Interest on the Securities being redeemed to, but not including, the Redemption Date, the Purchase Date or the Change of Control Purchase Date, as the case may be, to the same person to whom it will pay the principal of those Securities.

         If the principal amount of any Security, or any accrued and unpaid Interest, Contingent Interest, if any, or Liquidated Damages, if any, are not paid when due (whether upon acceleration pursuant to Section 6.02 of the Indenture, upon the date set for payment of the Redemption Price pursuant to
Section 5 hereof, upon the date set for payment of the Purchase Price or Change of Control

Purchase Price pursuant to Section 6 hereof, upon the Stated Maturity of the Securities, upon the Interest Payment Dates or upon the Liquidated Damages Payment Dates as defined in the Registration Rights Agreement), then in each such case the overdue amount shall, to the extent permitted by law, bear cash interest at the rate of 2% per annum, compounded semiannually, which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable in cash on demand but if not so demanded shall be paid quarterly to the Holders on the last day of each quarter.

2.       METHOD OF PAYMENT.

         Except as provided below, the Company shall pay Interest on (i) Global Securities, to DTC in immediately available funds, (ii) any Certificated Security having an aggregate principal amount of $5,000,000 or less, by check mailed to the Holder of such Security and (iii) any Certificated Security having an aggregate principal amount of more than $5,000,000, by wire transfer in immediately available funds at the election of the Holder of any such Security.

         At Stated Maturity, the Company will pay Interest on Certificated Securities at the Company's office or agency in New York City.

         Subject to the terms and conditions of the Indenture, the Company will make payments in cash, shares of Common Stock or a combination thereof, as the case may be, in respect of Redemption Prices, Purchase Prices, Change of Control Purchase Prices and at Stated Maturity to Holders who surrender Securities to a Paying Agent to collect such payments in respect of the Securities. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may make such cash payments by check payable in such money.

3.       CONTINGENT INTEREST

         The Company shall pay Contingent Interest under the circumstances and in the amounts described in Article 11 of the Indenture. Such Contingent Interest, if any, shall be payable in the same manner, at the same time, and subject to the same restrictions, including those restrictions in respect of accrued and unpaid interest on any Securities that are submitted for conversion, as payments of Interest.

4.       INDENTURE.

         The Securities are general unsecured obligations of the Company limited to $75,000,000 aggregate principal amount (up to $86,250,000 aggregate principal amount if the initial purchasers' option set forth in the Purchase Agreement is exercised in full). The Indenture does not limit other indebtedness of the Company, secured or unsecured.

5.       REDEMPTION AT THE OPTION OF THE COMPANY.

         No sinking fund is provided for the Securities. The Securities are redeemable for cash at the option of the Company, in whole or in part, at any time or from time to time on, or after June 20, 2008 upon not less than 30 nor more than 60 days' notice by mail for a redemption price equal to the principal amount of those Securities plus accrued and unpaid Interest, accrued and unpaid Contingent Interest, if any, and Liquidated Damages, if any, on those Securities up to (but excluding) the Redemption Date (the "REDEMPTION PRICE").

         In no event will any Security be redeemable before June 20, 2008.

6.       PURCHASE BY THE COMPANY AT THE OPTION OF THE HOLDER.

         Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase, at the option of the Holder, all or any portion of the Securities held by such Holder on June 15, 2010, June 15, 2013 and June 15, 2018 in integral multiples of $1,000 at a Purchase Price equal to the principal amount of those Securities plus accrued and unpaid Interest, accrued and unpaid Contingent Interest, if any, and Liquidated Damages, if any, on those Securities up to (but excluding) the Purchase Date. To exercise such right, a Holder shall deliver to the Paying Agent a Purchase Notice containing the information set forth in the Indenture, at any time from the opening of business on the date that is 20 Business Days prior to such Purchase Date until the close of business on the Business Day prior to such Purchase Date, and shall deliver the Securities to the Paying Agent as set forth in the Indenture.

         At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to offer to purchase the Securities held by such Holder after the occurrence of a Change of Control of the Company for a Change of Control Purchase Price equal to the principal amount of those Securities plus accrued and unpaid Interest, accrued and unpaid Contingent Interest, if any, and Liquidated Damages, if any, on those Securities up to (but excluding) the Change of Control Purchase Date. The Change of Control Purchase Price may be paid, at the option of the Company, in cash or by the issuance and delivery of shares of Applicable Stock, or in any combination thereof, subject to the terms and conditions of the Indenture.

         Holders have the right to withdraw any Purchase Notice or Change of Control Purchase Notice, as the case may be, by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

         If cash (and/or Applicable Stock, in the case of the Change of Control Purchase Price, if permitted under the Indenture) sufficient to pay the Purchase Price or Change of Control Purchase Price, as the case may be, of all Securities or portions thereof to be purchased as of the Purchase Date or the Change of Control Purchase Date, as the case may be, is deposited with the Paying Agent, on the

Business Day following the Purchase Date or the Change of Control Purchase Date, Interest, accrued and unpaid Contingent Interest, if any, and Liquidated Damages, if any, will cease to accrue on such Securities (or portions thereof) up to (but excluding) such Purchase Date or Change of Control Purchase Date, and the Holder thereof shall have no other rights as such other than the right to receive the Purchase Price or Change of Control Purchase Price upon surrender of such Security.

7.       NOTICE OF REDEMPTION.

         Notice of redemption pursuant to Section 5 of this Security will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at the Holder's registered address. If money sufficient to pay the Redemption Price of all Securities (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent prior to or on the Redemption Date, immediately on and after such Redemption Date Interest, Contingent Interest, if any, and Liquidated Damages, if any, will cease to accrue on such Securities or portions thereof. Securities in denominations larger than $1,000 principal amount may be redeemed in part but only in integral multiples of $1,000 of principal amount.

8.       CONVERSION.

         Subject to and in compliance with the provisions of the Indenture (including, without limitation, the conditions to conversion of this Security set forth in Section 10.01 thereof), a Holder is entitled, at such Holder's option, to convert the Holder's Security (or any portion of the principal amount thereof that is $1,000 or an integral multiple $1,000), into fully paid and nonassessable shares of Common Stock at the Conversion Price in effect at the time of conversion provided, however, the Company may satisfy its obligation with respect to any demand for conversion by delivering Common Stock, cash or a combination of cash and Common Stock.

         The Company will notify Holders of any event triggering the right to convert the Securities as specified above in accordance with the Indenture.

         A Security in respect of which a Holder has delivered a Purchase Notice or Change of Control Purchase Notice, as the case may be, exercising the option of such Holder to require the Company to purchase such Security may be converted only if such Purchase Notice or Change of Control Purchase Notice, as the case may be, is withdrawn in accordance with the terms of the Indenture.

         The initial Conversion Rate is 45.2080 shares of Common Stock per $1,000 principal amount, subject to adjustment in certain events described in the Indenture. The Conversion Rate shall not be adjusted for any accrued and unpaid Interest and accrued and unpaid Contingent Interest or Liquidated Damages. Upon conversion, no payment shall be made by the Company with respect to accrued and unpaid Interest and accrued and unpaid Contingent Interest or Liquidated Damages, if any. Instead, such amount shall be deemed paid by the shares of Common Stock delivered upon conversion of any Security. In addition, no payment or adjustment shall be made in respect of dividends on the Common Stock, except as set forth in the Indenture.

         To surrender a Security for conversion, a Holder must (1) complete and manually sign the Notice of Conversion attached hereto (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent, (2) surrender the Security to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents and (4) pay any transfer or similar tax, if required.

         No fractional shares of Common Stock shall be issued upon conversion of any Security. Instead of any fractional share of Common Stock that would otherwise be issued upon conversion of such Security, the Company shall pay a cash adjustment as provided in the Indenture.

         If the Company (i) is a party to a consolidation, merger, statutory share exchange or combination, (ii) reclassifies the Common Stock, or (iii) conveys, transfers or leases its properties and assets substantially as an entirety to any Person, the right to convert a Security into shares of Common Stock may be changed into a right to convert it into securities, cash or other assets of the Company or such other Person, in each case in accordance with the Indenture.

9.       CONVERSION ARRANGEMENT ON CALL FOR REDEMPTION.

         Any Securities called for redemption, unless surrendered for conversion before the close of business on the Business Day prior to the Redemption Date, may be deemed to be purchased from the Holders of such Securities at an amount not less than the Redemption Price, by one or more investment bankers or other purchasers who may agree with the Company to purchase such Securities from the Holders, to convert them into shares of Common Stock and to make payment for such Securities to the Trustee in trust for such Holders.

10.      PAYING AGENT, CONVERSION AGENT, REGISTRAR AND CALCULATION AGENT.

         Initially, the Trustee will act as Paying Agent, Conversion Agent, Registrar and Calculation Agent. The Company may appoint and change any Paying Agent, Conversion Agent, Registrar or Calculation Agent without notice, other than notice to the Trustee; provided that the Company will maintain at least one Paying Agent in the State of New York, City of New York, Borough of Manhattan, which shall initially be an office or agency of the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent, Registrar or Calculation Agent.

11.      DENOMINATIONS; TRANSFER; EXCHANGE.

         The Securities are in fully registered form, without coupons, in denominations of $1,000 of principal amount and integral multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities in respect of which a Purchase Notice or Change of Control Purchase Notice has been given and not withdrawn (except, in the case of a Security to be purchased in part, the portion of the Security not to be purchased) or any Securities for a period of 15 days before the mailing of a notice of redemption of Securities to be redeemed.

12.      PERSONS DEEMED OWNERS.

         The registered Holder of this Security may be treated as the owner of this Security for all purposes.

13.      UNCLAIMED MONEY OR SECURITIES.

         The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

14.      AMENDMENT; WAIVER.

         Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities and (ii) certain Events of Defaults may be waived with the written consent of the Holders of a majority in aggregate principal amount of the outstanding Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities (i) to add to the covenants of the Company for the benefit of the Holders of Securities, (ii) to surrender any right or power conferred upon the Company in the Indenture, (iii) to provide for conversion rights of Holders of Securities if any reclassification or change of the Company's Common Stock or any consolidation, merger or sale of the Company's assets substantially as an entirety occurs, (iv) to provide for the assumption of the Company's obligations to the Holders of Securities in the case of a merger, consolidation, conveyance, transfer or lease pursuant to Article 5 of the Indenture, (v) to increase the Conversion Rate; provided, however, that such increase in the Conversion Rate shall not adversely affect the interest of the Holders of Securities (after taking into account tax and other consequences of such increase), (vi) to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA, (vii) to make any changes or modifications necessary in connection with the registration of the Securities under the Securities Act as contemplated in the Registration Rights Agreement; provided, however, that such action pursuant to this clause does not, in the good faith opinion of the Board of Directors of the Company (as evidenced by a Board Resolution) and the Trustee, adversely affect the interests of the Holders of Securities in any material respect, (viii) to cure any ambiguity or correct or supplement any provision in the Indenture which may be inconsistent with any other provision therein or which is otherwise defective; provided, however, that such action pursuant to this clause does not, in the good faith opinion of the Company and the Trustee, adversely affect the interests of the Holders of Securities in any material respect, and (ix) to add or modify any other provisions in the Indenture with respect to matters or questions arising hereunder which the Company and the Trustee may deem necessary or desirable and which will not adversely affect the interests of the Holders of Securities.

15.      DEFAULTS AND REMEDIES.

         If any Event of Default with respect to Securities shall occur and be continuing, the principal amount of the Securities and any accrued and unpaid Interest, accrued and unpaid Contingent Interest, if any, and accrued and unpaid Liquidated Damages, if any, on all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

16.      TRUSTEE DEALINGS WITH THE COMPANY.

         Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

17.      CALCULATIONS IN RESPECT OF SECURITIES.

         The Company or its agents will be responsible for making all calculations called for under the Securities including, but not limited to, determination of the market prices for the Securities and of the Common Stock and the amounts of Contingent Interest and Liquidated Damages, if any, accrued on the Securities. Any calculations made in good faith and without manifest error will be final and binding on Holders of the Securities. The Company or its agents will be required to deliver to the Trustee a schedule of its calculations and the Trustee will be entitled to conclusively rely upon the accuracy of such calculations without independent verification.

18.      UNITED STATES FEDERAL INCOME TAX TREATMENT.

         For purposes of Sections 1272, 1273 and 1275 of the Internal Revenue Code of 1986, as amended, this Security is being issued with Tax Original Issue Discount and the issue date of this Security is June 24, 2003. In addition, this Security is subject to the United States federal income tax regulations governing contingent payment debt instruments. For purposes of Sections 1272, 1273 and 1275 of the Internal Revenue Code, the comparable yield of this Security is 8.5%, compounded semi-annually (which will be treated as the yield to maturity for United States federal income tax purposes).

         The Company agrees, and by accepting a beneficial ownership interest in this Security each Holder and any beneficial owner of this Security will be deemed to have agreed, for United States federal income tax purposes (1) to treat this Security as a debt instrument that is subject to Treas. Reg. Sec. 1.1275-4, or any successor provision (the "contingent payment regulations"), and
(2) to be bound by the Company's determination of the "comparable yield" and "projected payment schedule," within the meaning of the contingent payment regulations. The Company agrees to provide promptly to the Holder of this security, upon written request, the issue price, amount of Tax Original Issue Discount, issue date, yield to maturity, comparable yield and projected payment schedule. Any such written request should be sent to the Company at the following address: Genesco Inc., Genesco Park, 1415 Murfreesboro Road, Nashville, Tennessee 37217, Attention: Treasurer.

19.      SUBORDINATION.

         The indebtedness evidenced by the Securities is, to the extent and in the manner provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness of the Company (including any interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowed as a claim in any such proceeding). Any Holder by accepting this Security agrees to and shall be bound by such subordination provisions and authorizes the Trustee to give them effect. In addition to all other rights of Senior Indebtedness described in the Indenture, the Senior Indebtedness shall continue to be Senior Indebtedness and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any terms of any instrument relating to the Senior Indebtedness or any extension or renewal of the Senior Indebtedness.

20.      NO RECOURSE AGAINST OTHERS.

         A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under the

Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

21.      AUTHENTICATION.

         This Security shall not be valid until an authorize signatory of the Trustee manually signs the Trustee's Certificate of Authentication on the other side of this Security.

22.      ABBREVIATIONS.

         Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

23.      GOVERNING LAW.

         THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE AND THIS SECURITY.

24.      COPY OF INDENTURE.

         The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

         GENESCO INC.
         Genesco Park
         1415 Murfreesboro Road
         Nashville, Tennessee 37217
         Attn: General Counsel
         Facsimile No.: (615) 367-7073

25.      REGISTRATION RIGHTS.

         The Holders of the Securities are entitled to the benefits of a Registration Rights Agreement, dated as of June 24, 2003, between the Company and Banc of America Securities LLC, as representative of the several initial purchasers, including the receipt of Liquidated Damages upon a Registration Default (as defined in such agreement). The Company shall make payments of Liquidated Damages on the Liquidated Damages Payment Dates (as defined in the Registration Rights Agreement), but otherwise in accordance with the provisions set forth herein for the payment of Interest.

------------------------------------------------------------------------------------
ASSIGNMENT FORM                                  CONVERSION NOTICE
------------------------------------------------------------------------------------
To assign this Security, fill in the             To convert this Security into
form below:                                      Common Stock of the Company,
                                                 check the box [   ]
------------------------------------------------------------------------------------

I or we assign and transfer this                 To convert only part of this
Security to                                      Security, state the principal amount
____________________________________________     to be converted (which must be
(Insert assignee's soc. sec. or tax ID no.)      $1,000 or an integral multiple of
                                                 $1,000):
_________________________________________
_________________________________________        If you want the stock certificate
_________________________________________        made out in another person's name
                                                 fill in the form below:
(Print or type assignee's name, address and
zip code)                                        _________________________________
                                                 _________________________________
and irrevocably appoint                          (Insert the other person's soc. sec.
                                                 tax ID no.)
____________________ agent to transfer           _________________________________
this Security on the books of the                _________________________________
Company. The agent may substitute                _________________________________
another to act for him.                          _________________________________
                                                 (Print or type other person's name,
                                                 address and zip code)
-------------------------------------------------------------------------------------


Date:  __________ Your Signature:  _____________________________________________



--------------------------------------------------------------------------------

     (Sign exactly as your name appears on the other side of this Security)

Signature Guaranteed


-------------------------------------

Participant in a Recognized Signature

Guarantee Medallion Program

By:
    ---------------------------------
         Authorized Signatory

                       SCHEDULE OF INCREASES AND DECREASES
                               OF GLOBAL SECURITY

Initial Principal Amount of Global Security: Seventy-Five Million dollars ($75,000,000).

--------------------------------------------------------------------------------
            Amount of        Amount of        Principal
            Increase in      Decrease in      Amount of
            Principal        Principal        Global             Notation by
            Amount of        Amount of        Security After     Registrar or
            Global           Global           Increase or        Security
Date        Security         Security         Decrease           Custodian
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                                       EXHIBIT B

                     [FORM OF FACE OF CERTIFICATED SECURITY]

         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

         THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, (1) REPRESENTS THAT IT IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT OF 1933, (2) AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, FOR THE BENEFIT OF GENESCO INC. (THE "ISSUER") THAT THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR (D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OF 1933 (IF AVAILABLE), AND IN THE CASE OF (A) THROUGH (D) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION. EACH HOLDER WILL NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERENCED ABOVE.

         The foregoing legend may be removed from this Security on satisfaction of the conditions specified in the Indenture.

         FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS SECURITY IS BEING ISSUED WITH TAX ORIGINAL ISSUE DISCOUNT AND THE

ISSUE DATE OF THIS SECURITY IS JUNE 24, 2003. IN ADDITION, THIS SECURITY IS SUBJECT TO THE UNITED STATES FEDERAL INCOME TAX REGULATIONS GOVERNING CONTINGENT PAYMENT DEBT INSTRUMENTS. FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE, THE COMPARABLE YIELD OF THIS SECURITY IS 8.5%, COMPOUNDED SEMI-ANNUALLY (WHICH WILL BE TREATED AS THE YIELD TO MATURITY FOR UNITED STATES FEDERAL INCOME TAX PURPOSES).

         THE COMPANY AGREES, AND BY ACCEPTING A BENEFICIAL OWNERSHIP INTEREST IN THIS SECURITY EACH HOLDER AND ANY BENEFICIAL OWNER OF THIS SECURITY WILL BE DEEMED TO HAVE AGREED, FOR UNITED STATES FEDERAL INCOME TAX PURPOSES (1) TO TREAT THIS SECURITY AS A DEBT INSTRUMENT THAT IS SUBJECT TO TREAS. REG. SEC. 1.1275-4, OR ANY SUCCESSOR PROVISION (THE "CONTINGENT PAYMENT REGULATIONS"), AND
(2) TO BE BOUND BY THE COMPANY'S DETERMINATION OF THE "COMPARABLE YIELD" AND "PROJECTED PAYMENT SCHEDULE," WITHIN THE MEANING OF THE CONTINGENT PAYMENT REGULATIONS. THE COMPANY AGREES TO PROVIDE PROMPTLY TO THE HOLDER OF THIS SECURITY, UPON WRITTEN REQUEST, THE ISSUE PRICE, AMOUNT OF TAX ORIGINAL ISSUE DISCOUNT, ISSUE DATE, YIELD TO MATURITY, COMPARABLE YIELD AND PROJECTED PAYMENT SCHEDULE. ANY SUCH WRITTEN REQUEST SHOULD BE SENT TO THE COMPANY AT THE FOLLOWING ADDRESS: GENESCO INC., GENESCO PARK, 1415 MURFREESBORO ROAD, NASHVILLE, TENNESSEE 37217, ATTENTION: TREASURER.

         Pursuant to Section 2.14 of the Indenture, the foregoing legend is required for United States federal income tax purposes.

                                  GENESCO INC.

               4.125% Convertible Subordinated Debentures Due 2023

REGISTERED
CUSIP:
ISSUE DATE: June 24, 2003           Principal Amount: $75,000,000
No. R-1


         GENESCO INC., a Tennessee corporation, promises to pay to Cede & Co. or registered assigns, the principal amount of Seventy-Five Million Dollars ($75,000,000), on June 15, 2023.

         Interest Rate: 4.125% per year.

         Interest Payment Dates: June 15 and December 15 of each year, commencing December 15, 2003.

         Interest Record Date: June 1 and December 1 of each year.

         Reference is hereby made to the further provisions of this Security set forth on the reverse side of this Security, which further provisions shall for all purposes have the same effect as if set forth at this place.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated: June 24, 2003                     GENESCO INC.

                                         By:
                                             -----------------------------------
                                         Title:
                                                --------------------------------

TRUSTEE'S CERTIFICATE OF AUTHENTICATION


----------------------------,
The Bank of New York
as Trustee, certifies that this is one
of the Securities referred to in the
within-mentioned Indenture.


By
   -----------------------------------
          Authorized Signatory

Dated: June 24, 2003

      [FORM OF REVERSE OF CERTIFICATED SECURITY IS IDENTICAL TO EXHIBIT A]

                                                                       EXHIBIT C

                                  GENESCO INC.

               4.125% Convertible Subordinated Debentures Due 2023

                              Transfer Certificate

         In connection with any transfer of any of the Securities within the period prior to the expiration of the holding period applicable to the sales thereof under Rule 144(k) under the Securities Act of 1933, as amended (the "SECURITIES ACT") (or any successor provision), the undersigned registered owner of this Security hereby certifies with respect to $____________ principal amount of the above-captioned Securities presented or surrendered on the date hereof (the "SURRENDERED SECURITIES") for registration of transfer, or for exchange or conversion where the securities issuable upon such exchange or conversion are to be registered in a name other than that of the undersigned registered owner (each such transaction being a "TRANSFER"), that such transfer complies with the restrictive legend set forth on the face of the Surrendered Securities for the reason checked below:

         [ ] A transfer of the Surrendered Securities is made to the Company or any subsidiaries; or

         [ ] The transfer of the Surrendered Securities is pursuant to an effective registration statement under the Securities
                  Act; or

         [ ] The transfer of the Surrendered Securities complies with Rule 144A under the Securities Act; or

         [ ] The transfer of the Surrendered Securities is pursuant to Rule 144 under the Securities Act and each of the conditions set forth in such rule have been met;

and unless the box below is checked, the undersigned confirms that, to the undersigned's knowledge, such Securities are not being transferred to an "affiliate" of the Company as defined in Rule 144 under the Securities Act (an "AFFILIATE").

         [ ]       The transferee is an Affiliate of the Company.

DATE:
                                     ---------------------------------
                                                Signature(s)

         (If the registered owner is a corporation, partnership or fiduciary, the title of the person signing on behalf of such registered owner must be stated.)

Signature Guaranteed

--------------------------------
Participant in a Recognized Signature










                                      C-2